SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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FREIGHTCAR AMERICA, INC.

(Name of Registrant as Specified in Its Charter)

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FREIGHTCAR AMERICA, INC.

Two North Riverside Plaza, Suite 1300

Chicago, Illinois 60606

April 12, 2013

Dear FreightCar America Stockholder:

You are cordially invited to attend the annual meeting of stockholders of FreightCar America, Inc. to be held at 10:00 a.m. (local time) on Friday, May 17, 2013 at the Union League Club of Chicago, 65 West Jackson Boulevard, Chicago, Illinois 60604.

The purpose of the meeting is to consider and vote upon proposals to (i) elect three directors who have been nominated for election as Class II directors to three-year terms, (ii) approve, on an advisory basis, the compensation of our Named Executive Officers, (iii) approve the amendment and restatement of the FreightCar America, Inc. 2005 Long Term Incentive Plan that, among other things, increases the number of shares authorized to be issued under the plan from 1,659,616 to 2,459,616, (iv) ratify the appointment of our independent registered public accounting firm for 2013 and (v) transact such other business as may properly come before the meeting.

Whether or not you plan to attend the meeting and regardless of the number of shares you own, it is important that your shares be represented at the meeting. After reading the enclosed proxy statement, please promptly vote your shares in accordance with the instructions on the enclosed proxy card to assure that your shares will be represented.

The board of directors and management appreciate your continued confidence in FreightCar America and look forward to seeing you at the annual meeting.

Sincerely,

/s/ William D. Gehl

WILLIAM D. GEHL

Chairman of the Board

FREIGHTCAR AMERICA, INC.

Two North Riverside Plaza, Suite 1300

Chicago, Illinois 60606

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 17, 2013

April 12, 2013

Dear FreightCar America Stockholder:

We are notifying you that the annual meeting of stockholders of FreightCar America, Inc. will be held at 10:00 a.m. (local time) on Friday, May 17, 2013 at the Union League Club of Chicago, 65 West Jackson Boulevard, Chicago, Illinois 60604, for the following purposes:

1.	To elect three directors as Class II directors, each for a term of three years.

2.	To hold an advisory vote to approve the compensation of our Named Executive Officers.

3.	To approve the amendment and restatement of the FreightCar America, Inc. 2005 Long Term Incentive Plan that, among other things, increases the number of shares authorized to be issued under the plan from 1,659,616 to 2,459,616.

4.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2013.

5.	To transact other business properly coming before the meeting.

Each of these matters is described in further detail in the enclosed proxy statement. We also have enclosed a copy of our 2012 Annual Report. We are initially mailing this notice of annual meeting, the proxy statement and the enclosed proxy card to our stockholders on or about April 12, 2013.

Only stockholders of record at the close of business on March 29, 2013 are entitled to vote at the meeting and any postponements or adjournments of the meeting. A complete list of these stockholders will be available at our principal executive offices prior to the meeting.

Whether or not you plan to attend the meeting, please be sure to vote your shares in accordance with the instructions on the enclosed proxy card as promptly as possible. You can withdraw your proxy at any time before it is voted.

By order of the Board of Directors,

/s/ Kathleen M. Boege

KATHLEEN M. BOEGE

General Counsel and Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2013:

Our Proxy Statement and Annual Report on Form 10-K for the year ended

December 31, 2012 are available at

www.railproxy.info

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FREIGHTCAR AMERICA, INC.

Two North Riverside Plaza, Suite 1300

Chicago, Illinois 60606

PROXY STATEMENT

The board of directors of FreightCar America, Inc. (“FreightCar America” or the “Company”) is asking for your proxy for use at the annual meeting of our stockholders to be held at 10:00 a.m. (local time) on Friday, May 17, 2013 at the Union League Club of Chicago, 65 West Jackson Boulevard, Chicago, Illinois 60604, and at any postponements or adjournments of the meeting. We are initially mailing this proxy statement and the enclosed proxy card to our stockholders on or about April 12, 2013.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters outlined in the accompanying notice of annual meeting, including (i) the election of three directors who have been nominated for election as Class II directors to three-year terms, (ii) approval, on an advisory basis, of the compensation of our Named Executive Officers, (iii) approval of the amendment and restatement of the FreightCar America, Inc. 2005 Long Term Incentive Plan that, among other things, increases the number of shares authorized to be issued under the plan from 1,659,616 to 2,459,616, (iv) the ratification of the appointment of our independent registered public accounting firm and (v) any other business properly coming before the meeting.

What are our voting recommendations?

Our board of directors recommends that you vote your shares “FOR” each of the nominees named below under “Proposal 1 – Election of Class II Directors,” “FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers (“NEOs”) as discussed below under “Proposal 2 – Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers,” “FOR” the approval of the amendment and restatement of the FreightCar America, Inc. 2005 Long Term Incentive Plan as discussed below under “Proposal 3 – Approval of the Amendment and Restatement of the FreightCar America, Inc. 2005 Long Term Incentive Plan” and “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm as discussed below under “Proposal 4 – Ratification of the Appointment of Independent Registered Public Accounting Firm.”

Who is entitled to vote?

Only stockholders of record at the close of business on the record date, March 29, 2013, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on the record date at the meeting and any postponements or adjournments of the meeting. Each outstanding share of common stock entitles its holder to cast one vote, without cumulation, on each matter to be voted on.

What constitutes a quorum?

If a majority of the shares outstanding on the record date are present at the annual meeting, either in person or by proxy, we will have a quorum at the meeting permitting the conduct of business at the meeting. As of the record date, we had 12,024,823 shares of common stock outstanding and entitled to vote. Any shares represented by proxies that abstain from voting on a proposal will be counted as present for purposes of determining whether we have a quorum. If a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, the shares held by that record holder (referred to as “broker non-votes”) will also be counted as present in determining whether we have a quorum.

How do I vote?

You may vote in person at the annual meeting or you may vote by proxy. You may vote by proxy by (i) completing, signing, dating and mailing the enclosed proxy card, or by (ii) following the instructions on your proxy card for voting by telephone or on the Internet. To vote by telephone or on the Internet, you will need the control number included on your proxy card. If you vote by proxy, the individuals named on the proxy card as proxy holders will vote your shares in the manner you indicate. If you do not indicate your instructions, your shares will be voted:

•	“FOR” the election of the three nominees named below under “Proposal 1 – Election of Class II Directors” to three-year terms;

•	“FOR” the approval, on an advisory basis, of the compensation of our NEOs under “Proposal 2 – Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers;”

•

“FOR” the approval of the amendment and restatement of the FreightCar America, Inc. 2005 Long Term Incentive Plan under “Proposal 3 – Approval of the Amendment and Restatement of the FreightCar America, Inc. 2005 Long Term Incentive Plan;” and

•

“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2013 under “Proposal 4 – Ratification of the Appointment of Independent Registered Public Accounting Firm.”

Can I revoke my proxy or change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may revoke your proxy or change your vote at any time before the proxy is voted at the annual meeting by delivering to our Secretary a written notice of revocation or a properly submitted proxy bearing a later date, or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request or you vote in person at the meeting.

What vote is required to approve each matter that comes before the meeting?

Director nominees must receive the affirmative vote of a plurality of the votes cast at the meeting in person or by proxy by stockholders entitled to vote thereon, meaning that the three nominees for Class II director with the most votes will be elected. Each of the approval, on an advisory basis, of the compensation of our NEOs, the approval of the amendment and restatement of the FreightCar America, Inc. 2005 Long Term Incentive Plan and the ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the votes represented at the meeting in person or by proxy. Broker non-votes will not be counted for purposes of determining whether an item has received the requisite number of votes for approval. Abstentions will have the effect of a vote against the approval, on an advisory basis, of the compensation of our NEOs, the approval of the amendment and restatement of the FreightCar America, Inc. 2005 Long Term Incentive Plan and the ratification of the appointment of our independent registered public accounting firm but will not be taken into account in determining the outcome of the election of directors. However, each of our directors and director candidates has offered a contingent resignation that may be accepted by the board of directors in its discretion if a majority of the votes are not cast “FOR” such director in an uncontested election.

What happens if additional proposals are presented at the meeting?

If you vote by proxy, your proxy grants the persons named as proxy holders the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Who will bear the costs of soliciting votes for the meeting?

Certain directors, officers and employees, who will not receive any additional compensation for such activities, may solicit proxies by personal interview, mail, telephone or electronic communication. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. We will bear all costs of solicitation, including a base fee of $8,250 and reasonable out-of-pocket expenses to be paid to the proxy solicitation firm of Georgeson Inc.

PROPOSALS TO BE VOTED ON

Proposal 1 – Election of Class II Directors

Our certificate of incorporation provides for a classified board of directors consisting of three classes of the same or nearly the same number of directors. The number of members of our board of directors is currently fixed at seven directors. The term of office of each current Class II director is scheduled to expire at our annual meeting of stockholders to be held this year. Currently, three of our directors, William D. Gehl, Andrew B. Schmitt and Edward J. Whalen, are Class II directors. At the recommendation of our nominating and corporate governance committee, our board of directors has determined to nominate Messrs. Gehl, Schmitt and Whalen for election to three-year terms as Class II directors at our annual meeting this year.

Each nominee elected by our stockholders as a Class II director at our annual meeting this year will be elected to a term to expire at the annual meeting of stockholders in 2016.

Information about the director nominees, the continuing directors and our board of directors is contained in the section of this proxy statement entitled “Governance of the Company—Board Structure and Composition.”

In the event a nominee is not available to serve for any reason when the election occurs, it is intended that the proxies will be voted for the election of the other nominees and may be voted for any substitute nominee. Our board of directors has no reason to believe that any of the nominees will not be a candidate or, if elected, will be unable or unwilling to serve as a director.

Our board of directors recommends that you vote “FOR” the election of William D. Gehl, Andrew B. Schmitt and Edward J. Whalen as Class II directors.

Proposal 2 – Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), which amends Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), enables our stockholders to approve, on an advisory basis, the compensation programs for our NEOs (sometimes referred to as “say on pay”). At the 2011 annual meeting, the board of directors proposed and the Company’s stockholders approved, on an advisory basis, a frequency of every year for advisory votes on the compensation of our NEOs. In accordance with this vote, this year the board of directors is again implementing an advisory vote on the compensation of our NEOs. The next required vote on the frequency of advisory votes on the compensation of our NEOs will occur no later than the 2017 annual meeting.

As discussed below in this proxy statement, we believe that our executive compensation programs must be closely linked to our stockholders’ interests and we therefore welcome our stockholders’ input in this area. As described in detail under “Compensation Discussion and Analysis,” our compensation programs are designed to attract, motivate and retain the individuals we need to drive business success. We believe that our executives should act in the long-term interests of our stockholders and therefore pay an important portion of total compensation to our executives in the form of stock options and/or restricted stock. Our compensation programs also are closely tied to performance, with incentive compensation varying in accordance with objectively determinable Company, segment and individual performance measures. In addition, the variable component of compensation increases as an individual’s business responsibilities increase.

The Compensation Committee of our Board of Directors (the “Committee”) follows best practices in the design and governance of our compensation programs, including, but not limited to the following:

•	We have adopted a clawback policy;

•	We have adopted an anti-hedging policy for our officers and directors;

•	We have adopted stock ownership guidelines for our officers and directors;

•	Our Incentive Plan expressly prohibits repricing or exchanging awards;

•	We do not pay tax gross-ups for executive perquisites (which are minimal, in any event);

•	We do not pay tax gross-ups for change in control payments under Code Section 280G;

•	We do not provide single-trigger golden parachute payments;

•	We do not provide perquisites for former or retired executives;

•	We do not or provide extraordinary relocation or home buyout benefits;

•	We do not provide personal use of corporate aircraft, personal security systems maintenance and/or installation, car allowance, or executive life insurance; and

•	We do not pay or provide payments for cause terminations or resignations other than for Good Reason.

You are invited to review the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure and to vote to approve, on an advisory basis, the compensation of our NEOs through the adoption of the following resolution at the 2013 annual meeting:

“Resolved, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

This vote is nonbinding. The board of directors and the compensation committee, which is comprised of independent directors, will consider the outcome of the vote when evaluating future executive compensation decisions.

Our board of directors recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our NEOs.

Proposal 3 – Approval of the Amendment and Restatement of the FreightCar America, Inc. 2005 Long Term Incentive Plan

We are asking stockholders to approve the amendment and restatement of the FreightCar America, Inc. 2005 Long Term Incentive Plan (the “Incentive Plan”). Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) requires that in order for the Incentive Plan to qualify for the performance-based compensation exception to the Code’s tax deductibility limitation, stockholders must approve the material terms of the Incentive Plan at least every five years. The Incentive Plan was most recently amended and approved by the Company’s stockholders at the 2008 annual meeting of stockholders. The Company is asking stockholders to approve the Incentive Plan, as amended and restated, in order to satisfy Section 162(m) of the Code and to implement the other changes described below.

The Board approved the amended and restated Incentive Plan on March 6, 2013, subject to the approval of our stockholders. The following summary of the Incentive Plan and the amendments to the Incentive Plan should be read in conjunction with, and is qualified by reference to, the full text of the Incentive Plan, as amended and restated, which is included in this proxy statement as Appendix I.

Purposes of the Incentive Plan. The Incentive Plan is intended to provide incentives to attract, retain and motivate our and our subsidiaries’ and affiliates’ employees, consultants and directors, to provide for competitive compensation opportunities, to encourage long-term service, to recognize individual contributions and reward achievement of performance goals and to promote the creation of long-term value for our stockholders by aligning the interests of such persons with those of our stockholders.

Description of the Amendments. As described below, the Incentive Plan would be amended to, among other things:

•	Add 800,000 shares of common stock to be available for issuance under the Incentive Plan;

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Provide for fungible share counting under which the number of shares authorized to be issued under the Incentive Plan is reduced by 2.0 shares for every one share that was subject to a restricted share, restricted share unit (“RSU”), performance share, or other full-value stock-based award granted after the effective date of the restated Incentive Plan;

•	Extend the termination date from April 5, 2015 to May 17, 2023;

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Provide that upon the occurrence of a change of control, as defined in the Incentive Plan, all awards will fully vest following a change of control only if, within 24 months of such change in control, the participant terminates employment upon the participant’s death or disability (as defined in the Incentive Plan) or upon an involuntary termination of employment (other than a termination for cause) or a voluntary termination for good reason, as defined in the Incentive Plan (commonly described as “double trigger” vesting);

•	Allow the Committee (as defined in the Incentive Plan) to make awards under the Incentive Plan subject to restrictive covenants, such as non-competition requirements;

•	Empower the Committee to recoup awards to current and former employees for engaging in activities that are detrimental to the Company (commonly described as a “claw-back” provision);

•	Limit the amounts payable to any individual Incentive Plan participant, including separate, lower award limitations for directors;

•	Expand the list of business criteria applicable for performance-based awards;

•	Add annual cash incentive awards to the list of permitted awards; and

•	Clarify other provisions and limits in the Incentive Plan.

Eligibility and Administration. Our and our subsidiaries’ and affiliates’ employees, consultants and non-employee directors are eligible to be granted awards under the Incentive Plan. The Incentive Plan is currently administered by the Committee. The Committee determines which employees, consultants and directors receive awards and the types of awards to be granted. The Committee also has authority to waive conditions relating to an award and to accelerate the exercisability or vesting of awards.

Awards. The Incentive Plan provides for the grant of stock options, SARs, restricted shares, RSUs, performance shares, performance units, annual cash incentive awards, dividend equivalents and other share-based awards. If the stockholders approve the amended and restated Incentive Plan, an aggregate of 2,459,616 shares would be authorized for issuance under the Incentive Plan. Of these 2,459,616 shares, 1,186,004 shares would remain available for issuance after May 17, 2013, after taking into account 1,273,612 shares issued as of March 15, 2013 under the Incentive Plan, net of shares forfeited by participants or withheld for tax purposes pursuant to the Incentive Plan. Based on historic and projected usage patterns, we expect that, if this proposal is approved by stockholders, the shares under the Incentive Plan will be exhausted for purposes of granting awards under the Incentive Plan by December 31, 2019. As of the close of the regular trading session on March 28, 2013, the Company’s stock price was $21.82 per share.

During any one calendar year, the maximum number of shares with respect to which stock options and SARs may be granted to a participant (other than a director) under the Incentive Plan is 500,000 shares, and the maximum number of shares that may be granted to a participant (other than a director) under the Incentive Plan with respect to restricted shares, RSUs, performance shares and performance units intended to qualify as “performance-based compensation” under Section 162(m) of the Code, is 500,000. If the stockholders approve the amended and restated Incentive Plan, the maximum dollar amount payable during any one calendar year to participants other than directors will be (1) $2,000,000 with respect to performance units or other share-based awards, and (2) 50% of the annual incentive pool with respect to cash incentive awards. In addition, during any one calendar year (1) the maximum number of shares with respect to which options or SARs may be issued to any one non-employee director will be 50,000, (2) the maximum number of shares with respect to which performance shares, performance units, restricted shares or RSUs may be issued to any one non-employee director will be the equivalent of 50,000 shares, and (3) the maximum dollar amount payable to any one non-employee director with respect to performance units or other share-based awards will be $150,000. Shares issued under the Incentive Plan will be either authorized but unissued shares or treasury shares.

Stock Options. Both incentive stock options, which are intended to qualify for special tax treatment under the Code, and nonqualified stock options, which are not intended to qualify for special tax treatment under the Code, may be granted under the Incentive Plan. The Committee is authorized to set the terms of an option, including exercise price and the time and method of exercise, but is prohibited from repricing options without stockholder approval. The exercise price of stock options may not be less than the fair market value of the Company’s stock on the grant date.

Share Appreciation Rights. An SAR entitles the holder to receive an amount equal to the difference between the fair market value of a specified number of shares on the exercise date and the exercise price of the SAR set by the Committee as of the date of grant. The Committee is authorized to set the terms of the SARs, including the time and method of exercise, but is prohibited from repricing SARs without stockholder approval.

Restricted Shares and RSUs. Awards of restricted shares are subject to restrictions on transferability and such other restrictions, if any, as the Committee may impose on the date of grant or thereafter. Such restrictions may lapse under circumstances as the Committee may determine, such as completion of a specified period of continued employment or upon the achievement of performance criteria. Except as otherwise determined by the Committee, eligible participants, consultants and directors who are granted restricted shares will have all of the rights of a stockholder, including the right to vote and to receive dividends, provided that stock dividends on unvested Awards will be subject to the same restrictions. Restricted shares are forfeited upon the termination of a participant’s employment during the applicable restriction period.

An RSU entitles the holder to receive shares of common stock or cash at the end of a specified deferral period. RSUs may also be subject to such restrictions as the Committee may impose. Such restrictions may lapse under circumstances as the Committee may determine, such as completion of a specified period of continued employment or upon the achievement of performance criteria. Except as otherwise determined by the Committee, RSUs subject to restriction are forfeited upon the termination of a participant’s employment during any applicable restriction period.

Performance Shares and Performance Units. Performance shares and performance units provide for the future issuance of shares and payment of cash, respectively, to the recipient upon the attainment of performance goals established by the Committee. Except as otherwise determined by the Committee, performance shares and performance units will be forfeited upon the termination of a participant’s employment during any applicable performance period. Performance objectives may vary from person to person and will be based upon such criteria as the Committee may deem appropriate. Subject to special rules with respect to awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Committee may revise performance objectives if significant events occur during the performance period that the Committee expects will have a substantial effect on such objectives.

Dividend Equivalents and Other Awards. The Committee may also grant dividend equivalent rights under the Incentive Plan and it is authorized to grant such other awards that may be denominated in, valued in, or otherwise based on, shares, including unrestricted shares awarded purely as a bonus and not subject to any restrictions or conditions.

Performance Criteria. If the Committee determines that an award of restricted shares, RSUs, performance shares, performance units or other share-based awards should qualify as “performance-based compensation” under Section 162(m) of the Code, the awards will be contingent upon the achievement of performance goals based on one or more of the following: earnings per share; revenues; earnings from operations; earnings growth; cash flow; return on assets; return on net assets; return on investment; return on capital; return on equity; economic value added; operating margin or operating expense; quality metrics; net income; net income applicable to Company stock; share price or stockholder return; backlog; net sales growth; and objectives based on meeting specified market penetration, geographic expansion or cost targets, customer satisfaction goals, expense reduction, strategic business criteria; supervision of litigation and information technology needs, new product/service placement and the completion of acquisitions, divestitures or joint ventures.

Change of Control. If the stockholders approve the amendment and restatement of the Incentive Plan, following a change of control, as defined in the Incentive Plan, all outstanding awards granted under the Incentive Plan will fully vest and become exercisable only if, within 24 months of such change in control, the participant terminates employment upon the participant’s death or disability (as defined in the Incentive Plan) or upon an involuntary termination of employment (other than a termination for cause) or a voluntary termination for “good reason,” as defined in the Incentive Plan.

Capital Structure Changes. If the Committee determines that a share dividend, recapitalization, share split, reverse split, reorganization, merger, consolidation, spin-off, repurchase, share exchange, or other similar corporate transaction affects the shares such that an adjustment is appropriate in order to prevent the dilution of the rights of participants, the Committee may make such changes as it deems appropriate.

Amendment and Termination. The Incentive Plan may be amended, suspended or terminated by the board of directors. However, any amendment or modification for which stockholder approval is required will not be effective until such stockholder approval has been obtained.

Restrictive Covenants. If the stockholders approve the amendment and restatement of the Incentive Plan, it will provide that the Committee may include in any award an agreement that, if the participant breaches the non-competition, non-solicitation, non-disclosure or other similar provisions of the award agreement, whether during or after such participant’s employment, the participant will forfeit all awards granted under the Incentive Plan, including any awards that have vested and are then exercisable.

Effective Date and Term. The Incentive Plan originally became effective on April 5, 2005 and, if the amendment and restatement thereof is approved by the stockholders, will terminate as to future awards on May 17, 2023.

New Plan Benefits. Our executive officers and directors have an interest in the approval of this amendment because it relates to the issuance of share-based awards for which executive officers and directors may be eligible. However, future awards under the Incentive Plan are at the discretion of the Committee and the executive officers who may receive awards under the Incentive Plan in the future cannot be determined at this time.

U.S. Federal Income Tax Considerations.

The following is a brief description of the federal income tax treatment that generally apply to Incentive Plan awards. The description is based on current federal tax laws, rules and regulations, which are subject to change, and does not purport to be a complete description of the federal income tax aspects of the Incentive Plan. A participant may also be subject to state and local taxes.

Nonqualified Stock Options. The grant of a nonqualified stock option will not result in taxable income to the participant. The participant will realize ordinary income at the time of exercise in an amount equal to the excess, if any, of the then fair market value of the stock acquired over the exercise price for those shares, and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains or losses, with the basis in such stock equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant if the participant was, without a break in service, employed by us or an affiliate from the date of the grant of the option until the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled). The excess, if any, of the fair market value of the stock at the time of the exercise over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised.

If the participant does not sell or otherwise dispose of the stock within two years from the date of the grant of the incentive stock option or within one year after the transfer of such stock to the participant, then, upon disposition of such stock, any amount realized in excess of the exercise price will be taxed to the participant as capital gain, and we will not be entitled to a corresponding deduction. A capital loss will be recognized by the participant to the extent that the amount realized is less than the exercise price. If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess, if any, of the fair market value of the stock on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and we will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, the additional amount will be capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

SARs. The grant of a SAR will not result in taxable income to the participant at the time of the grant. The participant will realize ordinary income at the time of exercise in an amount equal to the amount of cash or the fair market value of the shares paid upon exercise, and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of any shares received will be treated as capital gains or losses, with the basis in such stock equal to the fair market value of the shares at the time of exercise.

Restricted Stock and Performance Shares. A grant of restricted stock or performance shares will not result in taxable income to the participant at the time of grant, and we will not be entitled to a corresponding deduction, assuming that the shares are subject to transferability restrictions and that certain restrictions on the shares constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon vesting, the holder will realize ordinary income in an amount equal to the then fair market value of the vested shares, and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon subsequent disposition of such shares will be treated as capital gains or losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Dividends paid to the holder of restricted stock during the restricted period also will be compensation income to the participant, and we will be entitled to a corresponding deduction when the dividends no longer are subject to a substantial risk of forfeiture or become transferable. A participant may elect pursuant to Section 83(b) of the Code to have income recognized at the date a restricted stock award or performance share award, as the case may be, is granted and to have the applicable capital gain holding period commence as of that date. In such a case, we will be entitled to a corresponding deduction on the date of grant.

RSUs and Performance Units. A grant of RSUs or performance units will not result in taxable income to the participant at the time of grant, and we will not be entitled to a corresponding deduction. Upon vesting and issuance of the underlying shares, the holder will realize ordinary income in an amount equal to the then fair market value of the issued shares, and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains or losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting and issuance. Dividend equivalents paid to the holder of RSUs during the restricted period also will be compensation income to the participant, and we will be entitled to a corresponding deduction when the dividend equivalents are paid. No election pursuant to Section 83(b) of the Code may be made with respect to RSUs and performance units.

Annual Cash Incentive Awards. A participant will have taxable compensation equal to the amount of the annual cash incentive award on the date the award is paid to the participant. The Company will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes.

Performance Awards and Other Share-Based Awards. A grant of a performance award or other share-based award will not result in taxable income to the participant at the time of grant, and we will not be entitled to a corresponding deduction. Upon payment of cash or the vesting or issuance of the underlying shares, the participant will realize ordinary income in an amount equal to the cash received or the then fair market value of the issued shares, and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon subsequent disposition of such shares will be treated as capital gains or losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting and issuance.

Tax Withholding. As a condition to the delivery of any shares to the recipient of an award, we may require the recipient to make arrangements for meeting certain tax withholding requirements in connection with the award.

Section 162(m). In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to its principal executive officer and the three other officers (other than the principal executive officer and principal financial officer) whose compensation is disclosed in its proxy statement as a result of their total compensation, subject to certain exceptions. The Incentive Plan is intended to satisfy an exception with respect to grants of options to covered employees. In addition, the Incentive Plan is designed to permit certain awards to be granted as performance compensation awards intended to qualify under the “performance-based compensation” exception to Section 162(m) of the Code. The Committee generally will attempt to structure awards to preserve federal income tax deductions, but the Committee retains the discretion to approve awards that do not meet the “performance-based compensation” exception to Section 162(m) of the Code.

Section 409A. The American Jobs Creation Act of 2004, enacted on October 22, 2004, revised the federal income tax law applicable to certain types of awards that may be granted under the Plan. To the extent applicable, it is intended that the Plan and any awards made under the Plan either be exempt from, or, in the alternative, comply with the provisions of Section 409A of the Code, including the exceptions for stock rights and short-term deferrals. The Company intends to administer the Plan and any awards made thereunder in a manner consistent with the requirements of Section 409A of the Code.

Our board of directors recommends that you vote “FOR” the approval of the amendment and restatement of the FreightCar America, Inc. 2005 Long Term Incentive Plan.

Proposal 4 – Ratification of the Appointment of Independent Registered Public Accounting Firm

Deloitte & Touche LLP audited our financial statements for our fiscal year ended December 31, 2012, and has been selected by the audit committee of our board of directors to audit our financial statements for the fiscal year ending December 31, 2013. A representative of Deloitte & Touche LLP is expected to attend our annual meeting, where he or she will have the opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions.

Stockholder ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is not required by our by-laws or otherwise. However, we are submitting the appointment of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the appointment, our audit committee will review its future selection of independent registered public accounting firms. Even if the appointment is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

For information regarding audit and other fees billed by Deloitte & Touche LLP for services rendered with respect to fiscal years 2012 and 2011, see the section of this proxy statement entitled “Fees of Independent Registered Public Accounting Firm and Audit Committee Report—Fees Billed by Independent Registered Public Accounting Firm.”

Our board of directors recommends that you vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

GOVERNANCE OF THE COMPANY

Board Structure and Composition

Our certificate of incorporation provides for a classified board of directors consisting of three classes of the same or nearly the same number of directors. The number of members of our board of directors is currently fixed at seven directors:

•	James D. Cirar, S. Carl Soderstrom, Jr., and Robert N. Tidball serve in Class I. Their terms will expire on the date of the annual meeting of stockholders to be held in 2015.

•	William D. Gehl, Andrew B. Schmitt and Edward J. Whalen serve in Class II. Their terms will expire on the date of the upcoming annual meeting of stockholders to be held on May 17, 2013.

•	Thomas A. Madden serves in Class III. His term will expire on the date of the annual meeting of stockholders to be held in 2014.

Upon the expiration of the term of each class of directors, directors of that class generally may be re-elected for a three-year term at the annual meeting of stockholders in the year in which their term expires. A director elected by the board of directors is designated upon his or her election as a Class I, Class II or Class III director, and serves a term that expires at the next annual meeting of stockholders after such director’s election. A director elected by the stockholders at an annual meeting of stockholders to succeed a director elected during the preceding year by the board of directors joins the same class as the replacement director whom he or she succeeds and serves a term that expires at the next annual meeting of stockholders at which the terms of the other directors of that director’s class are or would be scheduled to expire. Each of our directors has signed a contingent resignation letter providing that if a majority of the votes of the shares in an uncontested election in which such director is a nominee are designated to be “withheld” from, or are voted “against,” the director’s election, and the board of directors accepts the contingent resignation letter following such election, the director’s resignation will be effective upon the acceptance of the resignation by the board of directors.

Our certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors. Our certificate of incorporation also provides that our board of directors may fill any vacancy created by the resignation of a director or an increase in the size of the board of directors.

Nominees for election at this meeting for terms expiring in 2016

William D. Gehl, 66, has served as a director since May 2007 and as the Chairman of the Board of Directors since January 2013. He is a member of our audit, compensation and nominating and corporate governance committees. He is Chairman and owner of IBS of Southeastern Wisconsin, a distributor of automotive and other batteries. He was Chairman and Chief Executive Officer of Gehl Company, a manufacturer of compact construction equipment, from April 2003 until his retirement from that company in April 2009. Prior to that time, he was President and Chief Executive Officer of Gehl Company since November 1992, Chairman of Gehl Company since April 1996, and a director of Gehl Company since 1987. During the past five years, Mr. Gehl has been a member of the boards of directors of Gehl Company, Astec Industries, Inc. (a manufacturer of road-building and construction equipment), Mason Wells, Inc. (a private equity investor), The Oilgear Company (a manufacturer of hydraulic pumps and related products) and Westbury Bank (a full-service neighborhood bank with 25 locations). He brings to our board of directors, among other things, his background as the chief executive officer of a public company for over 16 years and general management, marketing and financial experience, as well as M.B.A. and law degrees and his service on the audit committee of another public company (Astec Industries). He is a member of the Wisconsin and Florida state bars.

Andrew B. Schmitt, 64, has served as a director since October 2012 and is the chairman of our compensation committee and a member of our nominating and corporate governance committee. He was the Chief Executive Officer of Layne Christensen Company, which provides water management, construction and drilling services and related products to water, mineral and energy markets, from October 1993 to January 2012, and President of that company from October 1993 to September 2011. From October 1993 until June 2012, he also served as a director of Layne Christensen. Since September 2003, Mr. Schmitt has been a director of Euronet Worldwide Inc., which provides payment and transaction processing and distribution solutions to financial institutions, retailers, service providers and consumers, and currently serves on that board’s audit, compensation and nominating and corporate governance committees. Prior to his service at Layne Christensen, Mr. Schmitt was a Division President for Baker Hughes Incorporated and NL Industries Inc. as well as General Manager and Controller for Dorsey Corp. and Hoover Universal, Inc. Having served as a chief executive officer for over 18 years, Mr. Schmitt brings to our board extensive experience in leading complex global organizations.

Edward J. Whalen, 64, was appointed as our President and Chief Executive Officer on December 18, 2009 and has served as a director since that date. Previously, he served as our Senior Vice President, Marketing and Sales, from December 2004 to September 2008. He also served as Senior Vice President, Marketing and Sales, for our subsidiaries from 1991 to December 2004. In 1991, Mr. Whalen was a member of the group of investors that acquired the Company from Bethlehem Steel. Prior to that, Mr. Whalen was President of Pullman Leasing Company, a railcar leasing business, after serving in various finance positions for Pullman Leasing Company, including Vice President of Finance and Treasurer. Mr. Whalen originally joined Pullman, Inc., the parent of Pullman Leasing Company, in 1972. In addition to his current role as our President and Chief Executive Officer, the board of directors benefits from Mr. Whalen’s many years of prior service as a senior executive of the Company and his more than 40 years of railcar industry experience.

Directors whose terms continue until 2014

Thomas A. Madden, 59, has served as a director since December 2005 and is a member of our compensation and audit committees. Mr. Madden served as the Executive Vice President and Chief Financial Officer of Ingram Micro Inc., a technology distributor, from July 2001 to April 2005. From October 1997 to July 2001, Mr. Madden served as the Senior Vice President and Chief Financial Officer of ArvinMeritor, Inc., a supplier of motor vehicle components. Mr. Madden has been a member of the boards of directors of Champion Enterprises, Inc. (a modular and manufactured homes producer) from 2006 to 2010, Mindspeed Technologies, Inc. (a provider of semiconductors for network applications) since 2003, and Intcomex, Inc. (an IT products distributor) since 2006. Having served as the chief financial officer of two public companies, Mr. Madden brings extensive financial expertise and skills to our board of directors, as well as the insights and experience he has gained as a director of three other public companies.

Directors whose terms continue until 2015

James D. Cirar, 66, has served as a director since June 1999 and is a member of our audit committee. Mr. Cirar is a private investor. He was a director of Transportation Technologies Industries, Inc. (“TTII”), a manufacturer of railcar and truck components, and President and Chief Executive Officer of TTII’s foundry group from January 2000 until the company was acquired by Accuride Corporation in 2005. Mr. Cirar was Chairman of two of our subsidiaries, Johnstown America Corporation and Freight Car Services, Inc., from September 1998 to June 1999. From September 1995 to August 1998, he was the President and Chief Executive Officer of Johnstown America Corporation, a predecessor of the Company. Mr. Cirar brings to our board of directors the business experience he has gained as a partner in private equity transactions, as well as deep industry knowledge and close familiarity with the Company’s business.

S. Carl Soderstrom, Jr., 59, has served as a director since April 2005 and is the chairman of our audit committee and a member of our nominating and corporate governance committee. Mr. Soderstrom was employed by ArvinMeritor, Inc., a supplier of motor vehicle components, and its predecessor companies from 1986 to 2004. He served as Senior Vice President and Chief Financial Officer of ArvinMeritor, Inc. from July 2001 to December 2004, and in a number of senior operations and engineering positions with that company prior to 2001, including Senior Vice President of Engineering, Quality and Procurement. Since 2003, Mr. Soderstrom has been a member of the board of directors of Lydall, Inc., a manufacturer of specialty engineered products for the thermal/acoustical and filtration/separation markets, and, since July 2010, he has served on the board of directors of Westar Energy, Inc., an electric utility company. Having spent 18 years in a variety of senior positions at ArvinMeritor, Inc., Mr. Soderstrom brings extensive experience in product engineering, manufacturing, finance and procurement to our board of directors.

Robert N. Tidball, 74, has served as a director since April 2005 and is the chairman of our nominating and corporate governance committee and a member of our compensation committee. From 1989 to January 2001, Mr. Tidball was the President, Chief Executive Officer and a director of PLM International, Inc., a manager of railcar investments. In addition to his many years of experience as a senior business executive, Mr. Tidball brings to our board of directors extensive knowledge of the railcar industry.

Committees of the Board of Directors

Our board of directors has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Stockholders and third parties may communicate with our board of directors by writing to our board of directors at FreightCar America, Inc., Two North Riverside Plaza, Suite 1300, Chicago, Illinois 60606, Attention: Chairman of the Board of Directors.

Audit Committee. Our audit committee consists of Messrs. Cirar, Gehl, Madden and Soderstrom. Mr. Soderstrom serves as the chairman. The audit committee oversees our financial reporting processes and provides oversight on behalf of the board of directors to the Company’s internal accounting and financial controls, accounting principles and auditing practices to be employed in the preparation and review of our financial statements. The audit committee appoints the independent registered public accountants to audit our annual financial statements and the scope of and plans for the audit to be undertaken by such accountants. The audit committee pre-approves the audit services and permissible non-audit services to be performed by such accountants and takes appropriate actions to ensure the independence of such accountants. The audit committee is also responsible for approving related-party transactions. Our board of directors has determined that Messrs. Cirar, Gehl, Madden and Soderstrom meet the independence requirements under the Sarbanes-Oxley Act of 2002, the rules of the NASDAQ Global Market (“NASDAQ”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”). Each of Messrs. Cirar, Gehl, Madden and Soderstrom has been determined to be an audit committee financial expert, as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002, and each is “independent” as defined in the applicable listing standards for audit committee members.

The audit committee operates under a written charter, a copy of which is available on our website, www.freightcaramerica.com. The audit committee has established and regularly monitors procedures for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters. The audit committee met 11 times during 2012.

Compensation Committee. Our compensation committee consists of Messrs. Gehl, Madden, Schmitt and Tidball. Mr. Schmitt serves as the chairman. The purpose of our compensation committee is to: (a) oversee our compensation and employee benefit plans and practices; (b) produce annually a report on executive compensation for inclusion in our proxy statement, in accordance with all applicable rules and regulations; and (c) oversee regular succession planning and professional development for the Chief Executive Officer (“CEO”) and other senior executive officers. Our compensation committee also evaluates the risks created by our compensation plans and policies and considers the reasonably likely effects of such risks. Our board of directors has determined that Messrs. Gehl, Madden, Schmitt and Tidball meet the independence requirements under the Sarbanes-Oxley Act of 2002, the rules of NASDAQ and the rules and regulations of the SEC. In addition, each of Messrs. Gehl, Madden, Schmitt and Tidball is an “outside director,” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and a “non-employee” director within the meaning of Rule 16b-3 under the Exchange Act.

The compensation committee operates under a written charter, a copy of which is available on our website, www.freightcaramerica.com. The compensation committee met 11 times during 2012.

During 2012, Pearl Meyer & Partners, LLC (“PM&P”) was engaged by the compensation committee to provide it with independent compensation consulting services. The compensation committee has reviewed the independence of PM&P in light of new SEC rules and NASDAQ listing standards regarding compensation consultants and has concluded that PM&P’s work for the compensation committee does not raise any conflict of interest.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee consists of Messrs. Gehl, Schmitt, Soderstrom and Tidball. Mr. Tidball serves as the chairman. The purpose of our nominating and corporate governance committee is to: (a) identify individuals qualified to become board members, consistent with criteria approved by the board of directors; (b) recommend to the board of directors nominees for the board of directors; (c) recommend to the board of directors nominees for each committee of the board of directors; (d) recommend to the board of directors and review annually the Corporate Governance Guidelines and the Code of Business Conduct and Ethics; (e) review annually the independence qualifications of the board members and nominees; (f) oversee our directors’ and officers’ liability insurance program, including selection, scope and administration; and (g) review potential conflicts of interest and violations of the Code of Business Conduct and Ethics. Our board of directors has determined that Messrs. Gehl, Schmitt, Soderstrom and Tidball meet the independence requirements under the Sarbanes-Oxley Act of 2002, the rules of NASDAQ and the rules and regulations of the SEC.

The nominating and corporate governance committee operates under a written charter, a copy of which is available on our website, www.freightcaramerica.com. The nominating and corporate governance committee met five times during 2012.

Strategy and Growth Committee. Our strategy and growth committee consisted of Messrs. Gehl, Soderstrom, and Tidball. Mr. Gehl served as the chairman. The strategy and growth committee provided guidance to management in its development of our corporate strategy and provided recommendations to the board of directors with respect to its review and approval of the corporate strategy. The board of directors disbanded the strategy and growth committee effective May 24, 2012 on the basis that its functions were being performed by the full board of directors and a separate committee was no longer necessary.

Prior to being disbanded, the strategy and growth committee met one time during 2012.

Independence of Directors

The board of directors has determined that six of our seven current directors, Messrs. Cirar, Gehl, Madden, Schmitt, Soderstrom and Tidball, are “independent directors” as defined in NASDAQ Listing Rule 5605 and as defined in applicable rules by the SEC. NASDAQ Listing Rule 5605 requires that a majority of our board of directors be composed of independent directors and that certain of our committees be composed solely of independent directors. Our independent directors hold meetings in executive session, at which only independent directors are present.

Board Leadership Structure

Our board of directors strongly endorses the view that one of its primary functions is to protect stockholders’ interests by providing independent oversight of management, including the CEO. However, the board of directors does not believe that mandating a particular structure, such as a separate Chairman of the Board and CEO, is necessary to achieve effective oversight. The board of directors retains the right to exercise its judgment to combine or separate the roles of Chairman of the Board and CEO. Currently, the offices of Chairman of the Board and CEO are held by separate persons because the board of directors has determined that this structure aids in the oversight of management and is in the best interests of the Company and its stockholders.

Code of Business Conduct and Ethics

We have established a Code of Business Conduct and Ethics that applies to our officers, directors and employees, including our CEO and Chief Financial Officer. A copy of the Code of Business Conduct and Ethics is available on our website, www.freightcaramerica.com.

We intend to disclose on our website at www.freightcaramerica.com any amendments to or waivers from our Code of Business Conduct and Ethics applicable to any of our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Under the Code of Business Conduct and Ethics, the board of directors, its committees and the non-employee directors have the right at any time to retain independent outside financial, legal or other advisors as they deem necessary, without the necessity of consulting with or obtaining prior approval of any officer of the Company.

Risk Oversight

In its governance role, and particularly in exercising its duty of care and diligence, our board of directors is responsible for monitoring and overseeing the Company’s approach to risk assessment and risk management. The board of directors has the ultimate responsibility in this area. However, the board of directors has delegated the responsibility for overseeing financial risks to the audit committee and compensation-related risks to the compensation committee. Where appropriate, the board of directors may delegate risk oversight responsibility in other specific areas to board committees.

The board of directors espouses a responsible approach to risk management. The board of directors requires management to ensure that an appropriate approach to risk management is implemented as a part of the day-to-day operations of the Company. The board of directors further requires that management design internal control systems with a view to identifying and managing the material risks in the following categories:

•	core business and strategy risks;

•	operational and commercial risks;

•	regulatory risks;

•	legal and contractual risks;

•	compensation-related risks; and

•	financial risks.

In fulfilling its responsibilities delegated by the board of directors as described above, on a periodic basis (but not less often than annually), the audit committee reviews and discusses with management and our internal audit function the Company’s significant financial risk exposures and establishes an annual review schedule, which includes periodic financial reviews, internal control assessments and reviews of specific risk areas. The audit committee receives periodic updates from management and our internal audit function as per the annual schedule and as necessary based on subsequent determinations. The audit committee reports its activities to the full board of directors on a regular basis and is responsible for making such recommendations with respect to the matters described above and other matters as the audit committee may deem necessary or appropriate. The audit committee believes that in addition to its own deliberations and assessment of potential risks, the advice and recommendations of its independent auditor provide important objective guidance in this area.

In fulfilling its responsibilities delegated by the board of directors as described above, on a periodic basis (but not less often than annually), the compensation committee reviews and discusses with management compensation-related risks. In 2012, the compensation committee established a standing committee of management to assist the committee in evaluating potential risks arising from the Company’s compensation programs. The compensation committee reports its activities to the full board of directors on a regular basis and is responsible for making such recommendations with respect to the matters described above and other matters as the compensation committee may deem necessary or appropriate. The compensation committee believes that in addition to its own deliberations and assessment of potential risks, the advice and recommendations of its independent compensation consultant provide important objective guidance in this area.

Director Nomination Process

The nominating and corporate governance committee of our board of directors considers candidates to fill new directorships created by expansion and vacancies that may occur and makes recommendations to the board of directors with respect to such candidates. The nominating and corporate governance committee considers all relevant qualifications of candidates for board membership, including factors such as industry knowledge and experience, international, public company, academic or regulatory experience, financial expertise, current employment and other board memberships, and whether the candidate will be independent under the listing standards of NASDAQ. In addition, although we do not have a formal policy regarding the consideration of diversity in identifying nominees for directors, as part of the nomination process the nominating and corporate governance committee considers diversity in professional background, experience, expertise, perspective, age, gender and ethnicity.

The nominating and corporate governance committee evaluates each individual in the context of the board of directors as a whole, with the objective of recommending a group that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound judgment using its diversity of experience. The nominating and corporate governance committee evaluates each incumbent director to determine whether he or she should be nominated to stand for re-election, based on the types of criteria outlined above as well as the director’s overall service to us during his or her term and any relationships and transactions that might impair such director’s independence.

In 2012, the nominating and corporate governance committee paid a fee to a third party to assist in the process of identifying or evaluating potential director candidates. In the future, we may pay a fee to a third party to identify or evaluate potential director candidates if the need arises.

Our by-laws provide that nominations for the election of directors at our annual meeting may be made by our board of directors or any stockholder entitled to vote for the election of directors generally who complies with the procedures set forth in the by-laws and who is a stockholder of record at the time notice is delivered to us. Any stockholder entitled to vote in the election of directors generally may nominate a person for election to the board of directors at our annual meeting only if timely notice of such stockholder’s intent to make such nomination has been given in writing to our Secretary at our offices at Two North Riverside Plaza, Suite 1300, Chicago, Illinois 60606. Any recommendations received from stockholders will be evaluated by the nominating and corporate governance committee in the same manner that potential director nominees suggested by board members, management or other parties are evaluated.

To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 90 nor more than 120 days prior to the first anniversary of the previous year’s annual meeting; provided, however, that in the event less than 30 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

Communications with Directors

Stockholders and third parties may communicate directly with our independent directors by writing to our independent directors at:

FreightCar America, Inc.

Two North Riverside Plaza, Suite 1300

Chicago, Illinois 60606

Attention: Chairman of the Board of Directors

Communications are distributed to the independent directors, or to any individual directors, as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the board of directors has requested that certain items that are unrelated to the duties and responsibilities of the board of directors be excluded from communications to the board of directors, such as product complaints, product inquiries, new product suggestions, résumés and other forms of job inquiries, surveys and business solicitations or advertisements.

Director Attendance at Meetings

Directors are encouraged to attend all annual and special meetings of our stockholders. During 2012, the board of directors held 14 meetings. Each of our directors attended at least 75% of the aggregate number of meetings of the board of directors and meetings of those committees on which he served during 2012. All of our directors then serving attended the 2012 annual meeting of stockholders.

Director Compensation

For a discussion of director compensation, see the section of this proxy statement entitled “Director Compensation.”

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of December 31, 2012 (except as indicated below) by:

•	all persons known by us to own beneficially 5% or more of our outstanding common stock;

•	each of our directors and director nominees;

•	each of the named executive officers listed in the “Executive Compensation—Summary Compensation Table” section of this proxy statement; and

•	all of our directors, director nominees and executive officers as a group.

Unless otherwise indicated, each stockholder listed below has sole voting and investment power with respect to the shares of common stock beneficially owned by such stockholder.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)		Approximate Percent of Class(1)
Heartland Advisors, Inc. and certain of its affiliates 789 N. Water Street Milwaukee, Wisconsin 53202	1,168,158	(2)	9.75%

Hourglass Capital, LLC and certain of its affiliates 4409 Montrose Boulevard, Suite 100 Houston, Texas 77006	852,801	(3)	7.12%

BlackRock, Inc. 40 East 52nd Street New York, New York 10022	818,558	(4)	6.83%

The Vanguard Group, Inc. and certain of its affiliates 100 Vanguard Boulevard Malvern, Pennsylvania 19355	658,071	(5)	5.49%

DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS:

James D. Cirar	10,875		*

Thomas M. Fitzpatrick (6)	8,097		*

William D. Gehl	13,013		*

Thomas A. Madden	10,491		*

Andrew B. Schmitt	1,536		*

S. Carl Soderstrom, Jr.	8,029		*

Robert N. Tidball	10,875		*

Edward J. Whalen	249,783		2.09%

Theodore W. Baun	25,617		*

Terrence G. Heidkamp	8,733		*

Joseph E. McNeely	17,971		*

Laurence M. Trusdell (7)	44,109		*

All directors, director nominees and executive officers as a group (14 persons)	458,681		3.61%

*	= less than 1%

1 “Beneficial ownership” means any person who, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. Shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of December 31, 2012 are deemed outstanding for computing the ownership percentage of the person holding such options or warrants, but are not deemed outstanding for computing the ownership percentage of any other person. The amounts and percentages are based upon 11,979,511 shares of our common stock outstanding as of December 31, 2012.

2 Based on information in the Schedule 13G/A filed by Heartland Advisors, Inc. and William J. Nasgovitz (collectively, the “Heartland Entities”) with the SEC on February 7, 2013. The Schedule 13G/A discloses that the Heartland Entities have shared voting power and shared dispositive power with respect to 1,168,158 shares.

3 Based on the information in the Schedule 13G/A filed by Hourglass Capital, LLC and certain of its affiliates on January 22, 2013. The Schedule 13G/A discloses that (i) Hourglass Capital, LLC, Kenneth A. Moffet, John H. Moffet and Andrew T. Anton have sole voting and dispositive power with respect to 852,801 shares and (ii) Hourglass Master Fund, L.P. has sole voting and dispositive power with respect to 600,000 shares. Hourglass Master Fund, L.P. and other advisory clients are the record and direct beneficial owners of the shares covered by the Schedule 13G/A. Hourglass Capital, LLC serves as investment adviser to, and may be deemed to beneficially own shares owned by, Hourglass Master Fund, L.P. and other advisory clients. Kenneth A. Moffet, John H. Moffet and Andrew T. Anton are the managing members of, and may be deemed to beneficially own securities owned by, Hourglass Capital, LLC.

4	Based on information in the Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 4, 2013.

5 Based on information in the Schedule 13G/A filed by The Vanguard Group, Inc. and certain of its affiliates with the SEC on February 12, 2013. The Schedule 13G/A discloses that (i) The Vanguard Group, Inc. has sole dispositive power with respect to 640,454 shares, (ii) Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 17,617 shares for which VFTC has sole voting power and shared dispositive power as a result of VFTC serving as investment manager of collective trust accounts and (iii) Vanguard Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 1,200 shares for which VIA has sole voting power and shared dispositive power as a result of VIA serving as investment manager of Australian investment offerings.

6	Mr. Fitzpatrick resigned from the Company’s board of directors effective February 25, 2013.

7 Mr. Trusdell retired from the Company effective December 31, 2012 and on that date he forfeited all nonvested options, including those that were exercisable within 60 days of December 31, 2012 and included in this table.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our common stock. Based solely on our review of the reports furnished to us, we believe that all of our directors and executive officers have complied with all Section 16(a) filing requirements for 2012.

COMPENSATION DISCUSSION AND ANALYSIS

The following sections discuss the material factors involved in the Company’s decisions regarding the compensation of the Company’s Named Executive Officers (as defined in the section of this proxy statement entitled “Executive Compensation—Summary Compensation Table”) (the “NEOs”) during 2012. The specific amounts paid or payable to the NEOs are disclosed in the tables and narrative in the section of this proxy statement entitled “Executive Compensation.” The following discussion cross-references those specific tabular and narrative disclosures where appropriate.

Summary

Our NEO compensation program, designed and approved by our compensation committee, is designed to optimize value for our stockholders by ensuring that:

•	compensation is aligned with the Company’s business objectives and financial performance;

•	incentive-based and equity compensation is a major component of total NEO compensation; and

•	compensation risks are assessed and managed appropriately in the context of our business strategies.

Fiscal year 2012 was anticipated to be a better year for the economy and our business than fiscal year 2011, and the compensation committee tailored our NEO compensation program to be in line with expectations of improved financial performance, while providing support for the ongoing needs of our business and key initiatives such as strategic and international growth.

When designing our fiscal year 2012 NEO compensation program, the compensation committee considered the Company’s fiscal year 2012 budget and financial performance expectations, both of which were higher than fiscal year 2011 actual performance. As a result, with respect to our regular program of annual and long-term compensation, the compensation committee:

•	approved annual base salary increases for each NEO;

•

set targets for payouts of annual cash incentive awards that would allow payments only if the Company achieved targeted Return on Net Assets (“RONA”), which, in consideration of the Company’s 2012 performance, resulted in bonus payments being made for 2012; and

•	approved equity-based awards (stock options) under the Company’s 2005 Long Term Incentive Plan (the “LTIP”), at levels similar to awards approved in 2011.

The compensation committee believes its actions balanced the objectives of containing costs, calibrating pay opportunities with performance expectations and the degree of difficulty associated with achieving performance goals, and retaining and motivating our NEOs.

Our compensation committee is comprised of at least three directors, each of whom must be determined by our board of directors to meet the independence requirements of the SEC, NASDAQ and any other applicable governmental or regulatory authorities, each as in effect from time to time. Members of the compensation committee also must qualify as “non-employee directors” within the meaning of Rule 16b-3(b)(3) under the Exchange Act and “outside directors” within the meaning of Code Section 162(m), and must satisfy any other necessary standards of independence under the federal securities and tax laws, as amended from time to time.

If a compensation committee chairperson is not designated by the board of directors, members of the compensation committee designate a chairperson by majority vote.

The compensation committee meets quarterly or more frequently as circumstances require. A majority of the members of the compensation committee constitutes a quorum.

In accordance with the committee’s charter, the compensation committee chairperson determines the agenda for each meeting. Materials related to agenda items are provided to the compensation committee members sufficiently in advance of the meeting to allow the members to prepare for discussion of the items at the meeting. The compensation committee maintains written minutes of its meetings, which are maintained with our books and records. The compensation committee reports its activities regularly and directly to the board of directors and makes recommendations that the compensation committee deems advisable.

The compensation committee may request that any of our directors, officers or employees or any other persons whose advice and counsel are sought by the compensation committee attend any meeting of the compensation committee to provide such pertinent information as it reasonably requests. Our CEO may not be present during deliberations or voting concerning his own compensation.

Compensation Committee’s Processes and Procedures for Consideration and Determination of Executive Compensation

General Authorities and Responsibilities

The compensation committee reviews the Compensation Discussion and Analysis (the “CD&A”) section of our proxy statement and recommends to the board of directors that the CD&A be included in our proxy statement. The compensation committee issues an annual report on executive compensation for inclusion in our proxy statement and reports to the board of directors its plan for succession of the CEO and other senior executives in the event that any of such officers retires, is disabled or is otherwise unable to fulfill his or her duties. The compensation committee has the authority to conduct or authorize investigations into any matter within its scope of responsibilities, and retain, at our expense, such independent counsel, compensation consultant or other consultants and advisors as it deems necessary. In 2012, the compensation committee engaged an independent compensation consulting firm, PM&P. In addition to general compensation consulting services, PM&P provided specific consulting services in areas which included market surveys of executive compensation, external trends, compensation program design, and position-specific compensation information as necessary. The compensation committee has the sole authority to retain an independent compensation consultant to be used to assist in its evaluation of director and/or senior management compensation and has the sole authority to terminate the consultant and approve the consultant’s fees and other retention terms. The compensation committee also has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors as it deems appropriate or necessary. The compensation committee reviews and assesses at least annually the adequacy of the compensation committee charter and recommends any proposed changes to the board of directors for approval. The compensation committee also annually reviews its own performance.

Executive and Director Compensation

The compensation committee, consulting with its independent compensation consultant, PM&P, and with management as necessary, reviews and recommends for approval by the board of directors our general policies relating to senior management compensation and oversees the development and implementation of such compensation programs. The compensation committee, consulting with its independent compensation consultant and with management as necessary, reviews and approves, or recommends for ratification by the board of directors, senior management compensation, including, to the extent applicable, (a) salary, bonus and incentive compensation levels, (b) deferred compensation, (c) executive perquisites, (d) equity compensation (including awards to induce employment), (e) employment agreements, severance arrangements and change in control agreements/provisions, in each case as, when and if appropriate, and (f) other forms of senior management compensation. The compensation committee meets without the presence of senior management when approving or deliberating on CEO compensation but may, in its discretion, invite the CEO to be present during the approval of, or deliberations with respect to, other senior management compensation.

The compensation committee periodically reviews and approves corporate goals and objectives relevant to senior management compensation, evaluates the CEO’s performance in light of those goals and objectives, as a committee or together with the independent members of the board of directors, and recommends for ratification by the board of directors the CEO’s compensation levels taking into account this evaluation. The compensation committee periodically reviews and makes recommendations to the board of directors with respect to director compensation for non-employee members of the board of directors and its committees. The compensation committee may adopt policies regarding the adjustment or recovery of incentive awards or payments if the relevant performance measures upon which such incentive awards or payments were based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment, and has adopted such a policy as described in the section of this proxy statement entitled “Clawback Policy.” The compensation committee may consider the accounting and tax treatment to the Company and to senior management of each particular element of compensation.

Oversight of Compensation Plans

The compensation committee oversees, periodically reviews and makes recommendations to the board of directors with respect to stock incentive plans, stock purchase plans, bonus plans, deferred compensation plans and similar programs. The compensation committee has the power and authority to oversee these plans, establish guidelines, interpret plan documents, select participants, approve grants and awards, and exercise such other power and authority as may be permitted or required under such plans. The compensation committee may also undertake such additional activities within the scope of its primary function as the board of directors or the compensation committee may from time to time determine or as may otherwise be required by law, the board of directors or our charter or by-laws.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee at any time has been one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our board of directors or compensation committee.

Compensation Philosophy and Objectives

Philosophy

The compensation committee has adopted, and periodically reviews, an executive compensation philosophy statement. This statement sets forth the Company’s values and beliefs regarding the nature of its executive compensation strategy and programs.

The purpose of our philosophy is twofold: to serve as a link between the interests of the Company’s stockholders and its compensation arrangements, and to serve as a framework for program design and assessment.

The application of these values and beliefs reflects and takes into account a broad business context. Business judgment is brought to bear to determine the appropriate application of these values and beliefs in each circumstance. Moreover, the application of these values and beliefs solely in a mechanistic fashion is neither appropriate nor desirable.

In periodically reviewing the executive compensation philosophy statement, the compensation committee will revise it as necessary to ensure that it is properly linked to the Company’s business strategies and to reflect changes to the Company’s business operations and goals as well as external market conditions.

Objectives

Our compensation program is designed to attract, motivate and retain the highly talented individuals that FreightCar America needs to drive business success. The program reflects the following principles:

•

FreightCar America employees should act in the interests of FreightCar America stockholders. We believe that FreightCar America employees should act in the long-term interests of FreightCar America stockholders and the best way to encourage them to do so is through an equity stake in the Company. We pay an important portion of total compensation to executives and certain other key employees in the form of stock options and/or restricted stock. The Company’s goal is to have compensation programs that encourage each employee to think and act like an owner of the business. Our industry is cyclical. Executives must manage this cycle by diversifying our product and service offerings, maintaining low costs and other measures.

•

Compensation should be related to performance. The Company’s compensation program endeavors to reinforce the Company’s business and financial objectives. Employee compensation will vary based on objectively determinable measures of Company performance. When the Company performs well based on financial measures, employees will receive greater incentive compensation. When the Company does not meet objectives, incentive awards will be reduced potentially to zero. An employee’s individual compensation also will vary based on such person’s individual performance, contribution and overall value to the business. Employees demonstrating sustained high performance will be rewarded more than those in similar positions with lower performance.

•

Incentive compensation should be a greater part of total compensation for employees with more senior positions. The proportion of an individual’s total compensation that varies based on individual and Company performance objectives should increase as the individual’s business responsibilities increase.

•

Other goals. The Company’s compensation program is designed to balance short- and long-term financial objectives. It also is designed to be competitive with a group of comparable companies. When the compensation committee determines compensation levels for executive officers, it reviews compensation survey data from independent sources in an attempt to ensure that our total compensation program is competitive and fair. The compensation committee considers compensation data from companies in our industry as well as from companies in a broad cross-section of industries, and targets overall compensation levels to be competitive with the broad comparison group.

Elements of Executive Compensation

Total compensation for each NEO is comprised of base salary, annual cash incentive awards, long-term equity awards, retirement and post-employment benefits, including severance protection, and other benefits and perquisites. The various elements of executive compensation reflect the following policies:

Base Salary

•	Overview

•	Base salary is comprised of periodic, fixed payments made to each NEO.

•	Why this component is paid to NEOs and how it furthers the program objectives

•

Base salary is provided to each NEO in order to provide the NEO with a degree of financial certainty and to competitively compensate the NEO for rendering ongoing services to the Company. Competitive base salaries further the compensation program’s objectives by allowing the Company to attract and retain talented employees by providing a fixed portion of compensation on which employees can rely.

•	How the amount of base salary is determined

•

In general, the Company’s executive compensation philosophy is to provide base salaries at a level that allows the Company to attract and retain executives that have the ability and experience to manage the business, utilizing, in the aggregate, the median of a comparison group as a target for each specific executive officer position. Base salary may vary from the median in certain cases based on the executive officer’s skills and experience. For details about the Company’s process for establishing the comparison group median for executive officer positions, see the section of this proxy statement entitled “Determination of Compensation.” The objective is to reward executives with upside for superior performance through our annual and long-term incentive programs. The annual base salary for each NEO is subject to review and possible adjustment on the NEO’s employment anniversary date. The compensation committee made merit adjustments to the base salaries of Messrs. Whalen, Baun, Heidkamp, McNeely and Trusdell as shown in the Summary Compensation Table below.

With respect to other non-executive senior management employees and other management employees, the Company uses the results of the Economic Research Institute’s industry- and region-specific compensation database, and sets annual base salaries at plus or minus 25% of the midpoint, depending on an assessment of the individual’s sustained performance and the location of his or her position.

•	Relationship of base salary to other components of compensation

•

The amount of each NEO’s base salary is the reference point for certain other elements of his compensation. For example, the potential annual cash incentive award for each NEO is based, in part, on the NEO’s base salary. In addition, base salary is one component of the formula for determining pension benefits under the Company’s Pension Plan (as defined below). Finally, NEO cash severance benefits are determined, in part, by base salary.

Annual Cash Incentive Awards

•	Overview

•	The annual cash incentive program calls for the awarding of performance units under the LTIP.

•

The primary purposes of the annual cash incentive program are to incentivize employees to achieve certain pre-determined business results over the fiscal year that are linked to stockholder value creation and to competitively reward employees for successfully achieving results.

•

Participants in the annual cash incentive program generally must be employed by the Company on the payment date to receive an award. Participants who are not employed by the Company on the payment date may receive a bonus award in certain circumstances at the discretion of the CEO and subject to confirmation by the compensation committee.

Under the annual cash incentive program, each of the NEOs is eligible to receive a grant of performance units that determines his level of incentive compensation.

In 2012, the board of directors approved certain changes to the Company’s annual cash incentive program effective beginning in 2012. These changes included the elimination of the function/team metric as a component of annual cash incentive award calculations, which is intended to create greater emphasis on RONA as a component of annual cash incentive awards for our NEOs.

The Company also adopted a new methodology for annual cash incentive award calculations to reflect the Company’s realignment during the first quarter of 2011 into two operating segments for financial reporting purposes, Manufacturing and Services. Starting in 2012, annual cash incentive awards payable to employees of the Manufacturing and Services segments were based on the relevant segment RONA comprising 50% of the bonus target, corporate-wide RONA comprising 25% of the bonus target and individual performance metrics comprising 25% of the bonus target. Employees whose responsibilities are corporate-wide in nature were designated as Corporate/Support employees whose annual cash incentive awards were based on corporate-wide RONA comprising 75% of the bonus target and individual performance metrics comprising 25% of the bonus target. The NEOs’ incentive awards were based on the performance metrics of the Corporate/Support group.

The annual cash incentive program is designed to provide a link to individual performance goals and objectives in addition to RONA. Individual goals are highly specific and are limited to four to six such goals per participant.

The CEO’s target cash incentive award is 100% of his annual base salary. The target cash incentive award of each other NEO is 50% of annual base salary. The CEO can receive up to 200% of his annual base salary and each other NEO can receive up to 150% of the target cash incentive award, depending on whether the threshold, target, target-plus or stretch goal is attained with respect to each performance metric. The target-plus goal applies only to the RONA metric.

The threshold goal for each performance metric must be achieved for the NEO to receive any award with respect to that metric. Corporate-wide RONA must be satisfied before any award may be made to the NEO with respect to achievement of individual goals. The attainment of threshold, target, target-plus and stretch goals results in increasing levels of award payments, as indicated in the following table relating to NEOs other than the CEO:

	Percentage of Target Cash Incentive Award Payable upon Goal Achievement
Performance Metric	Threshold	Target	Target-Plus	Stretch
Corporate-Wide (RONA)	37.5%	75.0%	93.75%	112.5%
Individual	12.5%	25.0%	25.0%	37.5%
Total	50.0%	100.0%	118.75%	150.0%

The CEO is eligible to receive an award of 200% of his annual base salary if the corporate-wide RONA goal and individual goals are all met at the stretch achievement level, as indicated in the following table:

	Percentage of Target Cash Incentive Award Payable upon Goal Achievement
Performance Metric	Threshold	Target	Target-Plus	Stretch
Corporate-Wide (RONA)	37.5%	75.0%	112.5%	150.0%
Individual	12.5%	25.0%	25.0%	50.0%
Total	50.0%	100.0%	137.5%	200.0%

•

Corporate-Wide (RONA) Performance Metric. The Company uses RONA because, for our type of business and asset base, it is an effective metric for measuring how efficiently the Company’s assets are being managed to generate earnings and returns. The goals ensure that incentive awards based on RONA are paid only when returns meet or surpass the Company’s annual financial objectives. If these objectives are not met or surpassed, no incentive awards based on RONA are paid. The RONA goal for 2012 is described below.

RONA is defined as Operating Income divided by Average Net Assets. “Operating Income” is defined as earnings computed under generally accepted accounting principles, after accrual for current year’s salaried bonus expenses and before interest, taxes and other income and expenses excluded from operating income under generally accepted accounting principles. “Average Net Assets” is the sum of average annual (computed on a monthly basis) accounts receivable, inventory and property, plant and equipment net of accumulated depreciation, goodwill and other intangible assets, less accounts payable.

•

Individual Performance Metric. Individual performance metrics and related performance goals represent specific personal objectives related to the NEO’s job responsibilities and ability to contribute to overall Company goals. The CEO develops such metrics and related performance goals (including threshold, target and stretch performance goals) for himself and for each of the other NEOs and submits them to the compensation committee for its consideration and adoption. The 2012 individual performance metrics for each NEO are summarized below. Specific targets are not identified below because the performance metrics had significant qualitative components and/or represented competitively sensitive information.

•	Mr. Whalen

•	Financial objectives

•	Strategic plan and initiatives

•	Organization and executive development

•	Industry and customer initiatives

•	Mr. Baun

•	Organization integration

•	Strategic initiatives support

•	International sales development

•	Mr. Heidkamp

•	Operating budget achievement

•	Facility performance and utilization

•	Site quality and safety performance

•	Mr. McNeely

•	Strategic initiatives support

•	Policy enhancement and design

•	Enterprise resource planning system integration

•	Mr. Trusdell

•	Corporate support enhancement

•	Organization development

•	Strategic initiatives support

•	Client satisfaction

•

Performance measures and goals are linked to the Company’s business plan and individual roles and responsibilities. Performance goals will be recalibrated each year based on that year’s budget, business plan, goals and other relevant considerations.

•	Why this element is paid to executives and how it furthers the program’s objectives

•

Annual cash incentive award opportunities are provided to incentivize the NEOs to achieve performance goals that support the Company’s business plan and create stockholder value. The performance unit arrangement furthers the goals of the compensation program by tying a significant amount of compensation to objectively determinable Company and individual measures of performance. The annual cash incentive program, consistent with the Company’s executive compensation philosophy, is designed to have an upside that rewards superior performance.

•	How the amount is determined

•	Annual cash incentive awards for each NEO and other eligible salaried employees are based on the following formula:

Target Award (Performance Units)	X	Total Percentage of Target Award Earned	X	$100	=	$ Bonus Award

•	2012 Annual Cash Incentive Awards

•

For 2012, the board of directors approved a recommendation from the compensation committee that participants be eligible for bonus payment consideration if certain RONA levels tied to the operating budget were achieved. Threshold performance for corporate-wide RONA would equate to 15.2% achievement or better. Target performance for corporate-wide RONA would equate to achievement of 19.0% or better. Target-plus performance for corporate-wide RONA would equate to achievement of 23.7% or better. Stretch performance for corporate-wide RONA would equate to achievement of 28.5% or better.

•

For 2012, the Company achieved target RONA performance of 19.0%. As a consequence, each of the NEOs received an annual cash incentive award payment for 2012. The compensation committee reviewed the Company’s 2012 performance and approved the resulting outcome under the plan with respect to incentive annual award payments. The payment of an annual cash incentive award to each NEO is reflected in the column entitled “Non-Equity Incentive Plan Compensation” of the Summary Compensation Table below.

•

The compensation committee, on its own initiative or based on a recommendation from the CEO, may change the target awards applicable to the NEOs and other senior management employees at any time prior to the final determination of bonus awards for any year if, in the committee’s judgment, such changes are desirable in the interest of equitable treatment of one or more NEOs, other senior management employees or the Company as a result of extraordinary or nonrecurring events or changes in applicable accounting rules or principles, our method of accounting, applicable law, due to consolidation, acquisitions, reorganization or unusual circumstances or of any other nature similar to the foregoing. The compensation committee did not approve or confirm any such discretionary changes to the 2012 goals of the NEOs or other senior management employees at any time during the 2012 fiscal year.

•	Relationship of annual cash incentives to other components of compensation

•

Cash severance benefits are determined, in part, by reference to an NEO’s annual cash incentive award opportunity. In addition, actual incentive award payments are one component of the formula for determining pension benefits under the Company’s Pension Plan.

Long-Term Awards

Long-term awards are those awards that are designed to provide incentives to the Company’s executives over a period of time in excess of one year. The Company has made long-term awards in the form of equity awards only. On January 12, 2012, the compensation committee approved the grant of stock options to purchase a specified number of shares of the Company’s common stock to all executive officers. The value of the stock options granted to each executive officer was determined after consideration of an external survey of executive compensation conducted by the compensation committee’s independent compensation consultant, PM&P, a review of each officer’s compensation, the value of each position’s contribution to the Company’s goals and the expectation of the Company’s improved financial performance. For 2012, the NEOs received grants of stock options based on the foregoing factors as shown below in the table Grants of Plan-Based Awards for the Year Ended December 31, 2012 and the Supplemental Narrative to Grants of Plan-Based Awards Table.

The primary purpose of the long-term award program is to align employee and stockholder interests through equity instruments that incentivize employees to increase stockholder value, competitively reward employees for increasing stockholder value and achieving pre-determined business goals, and retain employees who are critical to stockholder value creation.

At the Company’s 2008 annual meeting of stockholders, our stockholders approved an amendment to the LTIP that increased the number of shares authorized for issuance under the LTIP from 659,616 to 1,659,616. As of December 31, 2012, 531,366 shares remained available for issuance under the LTIP. We are seeking to further amend and restate the LTIP at the 2013 annual meeting of stockholders in order to increase the number of shares authorized for issuance under the LTIP from 1,659,616 to 2,459,616. See proposal 3 to this proxy statement for additional information.

Clawback Policy

On February 8, 2012, the compensation committee adopted a recoupment or “clawback” policy for annual cash incentive awards, long-term incentive awards (including stock options and restricted stock) and any other incentive awards paid to executive officers. The policy provides that in the event of a restatement of financial results, the Company will seek to recoup the incremental portion of awards paid to current or former executive officers during the three fiscal years immediately preceding the date of the restatement that are in excess of incentive compensation that would have been paid based on the restated financial results. The policy also provides that the compensation committee may in its discretion seek to recoup amounts of excess incentive compensation paid to any recipient of incentive compensation in the event of misconduct by such person, including fraud or other conduct that would lead to a “for cause” termination of employment.

Stock Ownership Guidelines

The board of directors has requested that the Company’s NEOs, certain other senior management employees and non-executive directors meet minimum stock ownership requirements that are consistent with industry standards. Accordingly, each corporate officer and non-executive director is required to maintain Company stock holdings at least equal to the aggregate number of shares (including options or shares granted but not vested) that the Company has awarded to such corporate officer or non-executive director during the three-year period ending on any given date of determination. The officer or director may reduce the amount of stock holdings by the number of shares that the officer or director has applied directly to the payments of taxes on such awards.

Company stock holdings that count towards meeting ownership requirements include: (a) shares owned outright or in trust; and (b) stock options, restricted stock or restricted stock units, including options, shares or units that have been granted but are unvested. A covered individual hired by the Company or promoted into a position with ownership requirements will have three years from date of hire or promotion to meet the applicable ownership requirements. Non-employee directors also will have three years to satisfy the requirements. Each year, the compensation committee reviews each covered officer’s compliance with the ownership requirements, and the nominating and corporate governance committee reviews each non-employee director’s compliance with the ownership requirements.

Retirement and Other Post-Employment Benefits

•	Overview

•

The Company maintains tax-qualified 401(k) savings plans for personnel at its various locations (the “401(k) Plans”) and a tax-qualified defined benefit pension plan (the “Pension Plan”). All NEOs participate in the 401(k) Plan for employees at the Company’s Johnstown, Pennsylvania and Chicago, Illinois locations. Messrs. Whalen and Baun participate in the Pension Plan.

•

In addition, as described in more detail in the section below entitled “Potential Payments Upon Termination or Change in Control,” each of the NEOs is entitled to receive certain benefits in the event of a qualifying termination of employment or a change in control of the Company. None of the NEOs is entitled to receive a change in control excise tax gross-up from the Company.

•	Why these elements are paid to executives and how they further the program’s objectives

•

In general, the 401(k) Plans and the Pension Plan are designed to provide executives (and other eligible salaried employees) with financial security after their employment has terminated. The Company does not maintain an excess pension plan or non-qualified deferred compensation plan. Therefore, the retirement plan benefits for our NEOs are no greater than those for other salaried employees.

•

In the event of certain qualifying terminations of employment, termination benefits provide our NEOs with additional financial security, which we believe is necessary to attract and retain talented executives. In addition, we provide NEOs (and certain other executives) with certain change in control benefits that we believe help minimize inherent conflicts of interest that may arise for executives in potential change in control transactions.

•	How the amount to be paid is determined

•

The Company provides contributions under the 401(k) Plans ranging from 4% to 6% of eligible compensation. These contributions and any earnings thereon generally are held and invested under the plans until paid to participants upon termination of their employment. The Pension Plan benefits are calculated using formulas set forth in the section of this proxy statement entitled “Pension Benefits” and generally start when a participant reaches retirement age.

•

The termination and change in control benefits for the NEOs are stated in their respective employment agreements, except for such benefits with respect to Messrs. Baun, Heidkamp and McNeely, which are set forth in the Company’s Executive Severance Plan adopted in 2009. The termination and change in control benefits for all the NEOs are described below in “Potential Payments upon Termination or Change in Control.” The Company has set termination and change in control benefits in each employment agreement or, in the absence of an employment agreement, in the Executive Severance Plan, to levels that we believe fall within the range of competitive market practices, as follows:

•

Mr. Whalen. Under his letter agreement relating to his employment, Mr. Whalen’s employment may be terminated by the Company or Mr. Whalen upon notice to the other party. Upon a termination of Mr. Whalen’s employment for any reason, he would be entitled to accrued base salary and accrued and unused vacation through the date of termination, any earned and unpaid prior fiscal year bonus, any accrued and vested benefits and unreimbursed expenses incurred and unpaid on the date of termination and any pro rata bonus due to him. Mr. Whalen does not participate in the Company’s Executive Severance Plan or any other severance plan or policy applicable to Company employees.

•

Mr. Baun. Mr. Baun is a participant in the Company’s Executive Severance Plan. Under this plan, upon involuntary termination without “cause” or termination for “good reason,” Mr. Baun would be entitled to continuation of base salary for 12 months, plus an amount equal to the average of the annual bonuses paid to him for the last two full years. In addition, Mr. Baun would be entitled to continuation of certain health benefits for a period of 12 months.

•

Mr. Heidkamp. Under his letter agreement relating to his employment, Mr. Heidkamp’s employment may be terminated by the Company or Mr. Heidkamp upon notice to the other party. Mr. Heidkamp is a participant in the Company’s Executive Severance Plan. Under this plan, upon involuntary termination without “cause” or termination for “good reason,” Mr. Heidkamp would be entitled to continuation of base salary for 12 months, plus an amount equal to the average of the annual bonuses paid to him for the last two full years. In addition, Mr. Heidkamp would be entitled to continuation of certain health benefits for a period of 12 months.

•

Mr. McNeely. Under his letter agreement relating to his employment, Mr. McNeely’s employment may be terminated by the Company or Mr. McNeely upon notice to the other party. Mr. McNeely is a participant in the Company’s Executive Severance Plan. Under this plan, upon involuntary termination without “cause” or termination for “good reason,” Mr. McNeely would be entitled to continuation of base salary for 12 months, plus an amount equal to the average of the annual bonuses paid to him for the last two full years. In addition, Mr. McNeely would be entitled to continuation of certain health benefits for a period of 12 months.

•

Mr. Trusdell. Mr. Trusdell retired from the Company on December 31, 2012. Under his employment agreement, upon involuntary termination without “cause” or termination for “good reason,” Mr. Trusdell was entitled to continuation of base salary for 12 months (or 24 months for a termination for “good reason” due to a change in control), plus an amount equal to his current year target bonus (or two times his current year target bonus for a termination for “good reason” due to a change in control). In addition, Mr. Trusdell was entitled to continuation of certain health benefits for a period of 12 months (or 24 months for a termination for “good reason” due to a change in control). Mr. Trusdell did not participate in the Company’s Executive Severance Plan or any other severance plan or policy applicable to the Company’s employees.

•	In the event of a change in control, all outstanding stock awards made to the NEOs under the LTIP would become fully vested.

Perquisites and Other Benefits

The NEOs participate in a number of benefit plans that are available generally to all employees of the Company, including group health insurance, dental insurance, vision insurance, life insurance, paid vacation, accidental death and dismemberment insurance and long-term disability insurance plans. These benefits provide financial security and peace of mind for employees and executives and are seen as a standard part of basic employee benefits within the industry.

The Company provided the NEOs with perquisites during 2012, the details of which are provided in footnote 5 to the Summary Compensation Table. These perquisites included reimbursement for health club memberships (Messrs. Baun and Trusdell) and payment of an automobile allowance (Mr. Trusdell).

Tax Treatment and Accounting

Code Section 162(m) limits the deductibility for federal income tax purposes of certain compensation paid in any year by a publicly held corporation to its chief executive officer and its three other highest compensated officers other than its chief financial officer to $1 million per executive (the “$1 million cap”). The $1 million cap does not apply to “performance-based” compensation as defined under Code Section 162(m). Awards made under the LTIP may qualify as “performance-based” compensation for purposes of Code Section 162(m). The compensation committee will review and approve or recommend to the board of directors awards based on a number of factors, including preserving related federal income tax deductions, although the compensation committee retains the discretion to approve awards that do not qualify as “performance-based” compensation. For example, the compensation committee may decide to award restricted stock and other awards without performance conditions under certain circumstances.

In addition, the Code imposes an excise tax on participants in certain nonqualified deferred compensation plans that do not comply with the requirements of Code Section 409A. The Company has made the appropriate changes to our employment agreements to help ensure that there are no adverse effects on the Company or our executive officers as a result of Code Section 409A. We do not expect these changes to have a tax or financial consequence for the Company.

The Company has calculated and discussed with the compensation committee the accounting treatment and tax impact on the Company and the executives of each of its cash and equity compensation awards and agreements. As noted below in the “Fiscal Year 2012 Compensation Decisions” section of the CD&A, the Company has reconsidered its annual cash incentive program. These changes were made partially in light of Code Section 162(m) with a view toward allowing for bonuses to “covered employees,” as defined in that section, to be deductible in the future. The Company also calculates and monitors the Statement of Financial Accounting Standards No. 123 (revised 2004) (“SFAS 123(R)”) accounting expense related to equity compensation. To date, the SFAS 123(R) expense has not been a significant factor in setting or changing equity compensation grant practices.

Timing of Awards

The Company’s stock has been publicly traded since April 2005. During that time, the compensation committee has not timed the award of stock options or other equity-based compensation to coincide with the release of favorable or unfavorable material non-public information about the Company. It is the policy of the compensation committee not to time the award of stock options or other equity-based compensation to coincide with the release of favorable or unfavorable material non-public information about the Company in the future.

Determination of Compensation

In 2012, the compensation committee considered comparative market data in evaluating and setting compensation for executive officer positions. The market data used by the compensation committee was derived by the committee’s outside compensation consultant, PM&P, from three surveys conducted in November 2011: the Hewitt TCM Cash Compensation Survey (sample size: 389 organizations); the Mercer Benchmark Database (sample size: 2,269 organizations); and the Towers Watson Industry Report of Top Management Compensation (sample size: 1,637 organizations). From these surveys, PM&P extracted data for a range of manufacturing-based companies, size-adjusted to reflect the Company’s average revenue size over time relative to the revenues of the companies in the comparison group. The Company considered additional recent survey data due to the cyclical nature of its business and the impact of that cyclicality on performance from year to year. The resulting comparison group for each of the Company’s executive officer positions generally consisted of over 100 companies and was considered by the committee to be suitably comparable to the Company for purposes of evaluating and setting executive officer compensation. In benchmarking compensation levels against the comparative market data, the compensation committee considered only the aggregated survey data provided by PM&P. The identity of the companies comprising the survey data is not disclosed to, or considered by, the committee in its decision-making process. The committee does not consider the identity of the companies comprising the survey data to be material in evaluating compensation. With the concurrence of PM&P, the committee used the November 2011 survey results, adjusted by an annual increase factor of 3%, in evaluating comparative market data and setting compensation for executive officer positions, given the lack of readily available external market and industry information.

In general, the Company’s objective is to provide base compensation that will attract and retain executives with the ability and experience required to manage the business with the market median as a target (based on survey data), and annual and long-term incentive compensation at the market median (based on survey data), with upside for superior performance. In the aggregate, NEO base salaries were 4% above the market median and, individually, NEO base salaries ranged from 25% below the market median to 30% above the market median. In the aggregate, NEO total compensation was 2% above the market median and, individually, NEO total compensation ranged from 2% below the market median to 7% above the market median.

Role of Compensation Consultants

During 2012, PM&P was engaged by the compensation committee to provide it with independent compensation consulting services. PM&P has performed no other services for the compensation committee or the Company. In addition, Aon Hewitt provides non-compensation related services to the Company, such as actuarial, pension plan valuation, filing and administrative activities.

Fiscal Year 2013 Compensation Decisions

The compensation committee made several significant decisions relating to fiscal year 2013 compensation. These decisions are summarized below:

•

Base compensation. The compensation committee approved a decision, in consideration of market and industry conditions and Company performance, to increase the NEOs’ base salaries. Pursuant to that decision, Mr. Whalen’s base salary was increased from $390,000 to $406,000 and Mr. Baun’s base salary was increased from $265,000 to $275,600, in both cases effective on January 1, 2013. It is anticipated that base salary increases for the other NEOs will be implemented effective on their respective employment anniversary dates.

•

Long-term incentive compensation. On January 15, 2013, the compensation committee approved stock option and restricted share grants to all executive officers and certain other salaried employees, which are exercisable at a price equal to the fair market value of the Company’s common stock on the grant date. The value of the stock options granted to each eligible employee was targeted near the median of the Company’s compensation comparison group, as described in the earlier section Determination of Compensation, and to align with the expected revenue performance of the Company.

Consideration of Stockholder Advisory Vote on Executive Compensation

The Company’s stockholders were asked to vote, at the annual meeting of stockholders held on May 24, 2012, on a proposal to approve on an advisory basis the compensation of our 2011 NEOs. A substantial majority (over 99%) of the votes cast on that proposal were voted in favor of the proposal. The compensation committee considered the stockholders’ vote in connection with the design of the Company’s compensation programs and the discharge of its responsibilities generally and did not implement changes to our executive compensation program as a direct result of the stockholders’ advisory vote.

Compensation Risk Analysis

During 2012, the Company completed a comprehensive risk assessment with assistance from our outside legal counsel. This assessment affirmed that the Company does not utilize compensation policies or practices that are reasonably likely to have a material adverse effect on the Company. The CD&A section of this proxy statement describes generally our compensation policies and practices that are applicable to executive and management employees. Where possible, the Company uses common variable compensation designs with a significant focus on business financial performance.

EXECUTIVE COMPENSATION

Executive Officers

The following table sets forth certain information concerning each of our current executive officers:

Name	Age	Position(s)
Edward J. Whalen	64	President, Chief Executive Officer and Director
Joseph E. McNeely	48	Vice President, Finance, Chief Financial Officer and Treasurer
Theodore W. Baun	40	Senior Vice President, Marketing and Sales
Kathleen M. Boege	46	General Counsel and Corporate Secretary
Terrence G. Heidkamp	56	Senior Vice President, Operations

Edward J. Whalen, 64, was appointed as our President and Chief Executive Officer on December 18, 2009 and has served as a director since that date. Previously, he served as our Senior Vice President, Marketing and Sales, from December 2004 to September 2008. He also served as Senior Vice President, Marketing and Sales, for our subsidiaries from 1991 to December 2004. In 1991, Mr. Whalen was a member of the group of investors that acquired the Company from Bethlehem Steel. Prior to that, Mr. Whalen was President of Pullman Leasing Company, a railcar leasing business, after serving in various finance positions for Pullman Leasing Company, including Vice President of Finance and Treasurer. Mr. Whalen originally joined Pullman, Inc., the parent of Pullman Leasing Company, in 1972.

Joseph E. McNeely, 48, has been FreightCar America’s Vice President, Finance, Chief Financial Officer and Treasurer since September 2010. He joined the Company from Mitsui Rail Capital, LLC, a railcar leasing and services company, where he served as Vice President. While working for Mitsui, Mr. McNeely focused his efforts on business development and improving asset utilization. Previously, he held positions at GATX Corporation, including Vice President Finance for GATX Rail and Vice President Finance and IT for GATX Terminals Corporation. Mr. McNeely is a C.P.A. and, prior to joining GATX, he spent 12 years at Arthur Andersen LLP.

Theodore W. Baun, 40, has been our Senior Vice President, Marketing and Sales since September 1, 2008. Mr. Baun first joined us in 1994 and has held roles of increasing responsibility in operations, marketing and sales. From 2003 to 2005, he was Director of Sales at Mitsui Rail Capital, LLC, a railcar leasing and services company, after which he returned to FreightCar America. He has been the leader of our sales team since November 2007.

Kathleen M. Boege, 46, joined the Company as General Counsel and Corporate Secretary in January 2013. She joined the Company from Bally Total Fitness Corporation where she served as Chief Administrative Officer, General Counsel and Secretary. Prior to this role, she held other leadership roles in legal and human resources at Bally. Prior to joining Bally, Ms. Boege was Vice President, Associate General Counsel and Assistant Secretary at the Chicago Stock Exchange. Prior to joining the Chicago Stock Exchange, Ms. Boege worked in private practice at two Chicago law firms from 1991 to 1999.

Terrence G. Heidkamp, 56, joined the Company as Senior Vice President, Operations in October 2011. He came to the Company from GATX Corporation, where he had served as Vice President, Government Affairs and Regulatory Compliance since 2010 and as Vice President, Group Executive Operations from 1992 to 2009. Mr. Heidkamp began his career at Pullman Leasing Company, where his roles included Vice President, Finance.

Summary Compensation Table

The following table sets forth information regarding 2012 compensation for each of the Company’s NEOs. Information regarding 2011 and 2010 compensation is presented for such executives who were also NEOs in 2011 and 2010. In accordance with SEC guidance, 2011 and 2010 compensation is not presented for Mr. Heidkamp because he was not a NEO in those years. Salary includes amounts deferred at the officer’s election.

Summary Compensation Table

Name and Principal Position	Year	Salary[1] ($)	Bonus[2] ($)	Stock Awards[3] ($)	Option Awards[2] ($)	Non-Equity Incentive Plan Compensation[3] ($)	Change in Pension Value[4] ($)	All Other Compensation[5] ($)	Total ($)
Edward J. Whalen President and Chief Executive Officer	2012 2011 2010	390,000 340,000 311,667	— — —	— — —	220,108 219,150 1,873,020	390,000 340,000 —	20,753 — 288	15,000 14,700 14,700	1,035,861 913,850 2,199,675

Joseph E. McNeely Vice President, Finance, Chief Financial Officer and Treasurer[8]	2012 2011 2010	298,000 274,000 80,349	— 50,000 —	— — 60,525	189,787 184,086 —	149,000 137,000 —	— — —	15,000 14,700 4,821	651,787 659,786 145,695

Laurence M. Trusdell General Counsel and Corporate Secretary[6]	2012 2011 2010	288,958 281,584 264,290	— — —	— — —	184,172 184,086 69,020	144,479 175,989 —	— — —	25,884 22,815 24,033	643,493 664,474 357,343

Terrence G. Heidkamp Senior Vice President, Operations	2012	283,500	—	—	181,926	141,750	—	15,000	622,176

Theodore W. Baun Senior Vice President, Marketing and Sales	2012 2011 2010	265,000 250,000 235,000	— — —	— — —	184,172 154,866 69,020	132,500 156,250 —	56,024 31,759 21,191	15,000 14,210 14,725	652,696 607,085 339,936

[1]	Amounts disclosed in the Salary column represent base salary earned by the NEO during the year.

[2]

Amounts disclosed in the Option Awards column relate to grants of stock options made under the LTIP. With respect to each stock option grant, the amounts disclosed generally reflect the grant date fair value computed in accordance with FASB ASC Topic 718. Grant date fair value was determined using a generally accepted option valuation methodology referred to as the Black-Scholes option pricing model. The assumptions used in calculating the grant date fair value of each stock option award are disclosed in the notes to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

[3]	Amounts disclosed in the Non-Equity Incentive Plan Compensation column represent amounts earned under the Company’s annual cash incentive program.

[4]

Amounts disclosed in the Change in Pension Value column represent the actuarial increase in the present value of the NEO’s benefits under the Pension Plan, determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements. The Change in Pension Value during 2011 for Mr. Whalen was a decrease of $32,001 due to a benefit revision during 2011.

Messrs. McNeely, Trusdell and Heidkamp are not participants in the Pension Plan. The Pension Plan is described in greater detail in the section of this proxy statement entitled “Executive Compensation—Pension Benefits at December 31, 2012.” The Company does not maintain a non-qualified deferred compensation plan or a supplemental pension plan.

[5]	See the following table for details regarding amounts disclosed in the All Other Compensation column for 2012.

All Other Compensation for 2012

Name	Health Club Membership Fees[a] ($)	Transportation and Travel- Related Payments[b] ($)	401(k) Company Matching Contribution [c] ($)	Total All Other Compensation ($)
Mr. Whalen	—	—	15,000	15,000
Mr. McNeely	—	—	15,000	15,000
Mr. Trusdell	438	10,446	15,000	25,884
Mr. Heidkamp	—	—	15,000	15,000
Mr. Baun	—	—	15,000	15,000

a.	Represents amounts reimbursed for health club membership fees for Mr. Trusdell.

b.	Represents payment of automobile allowance to NEOs (Mr. Trusdell was paid a monthly allowance of $500).

c.	Represents amount contributed by the Company on behalf of the NEOs to the 401(k) plan for employees at the Company’s Johnstown, Pennsylvania and Chicago, Illinois locations.

[6]	Mr. Trusdell retired from the Company effective December 31, 2012.

Supplemental Narrative to Summary Compensation Table

A substantial portion of the total compensation reported in the Summary Compensation Table above is paid to the NEOs pursuant to the terms of their employment agreements or other compensation plans maintained by the Company.

Employment Agreements and Other Arrangements for NEOs

Edward J. Whalen. On January 26, 2010, the Company entered into a letter agreement with Mr. Whalen effective January 1, 2010 pursuant to which he serves as President and Chief Executive Officer. Under the letter agreement, Mr. Whalen’s initial annual base salary was $340,000, which was subsequently increased to $390,000 effective January 1, 2012 and to $406,000 effective January 1, 2013 as described in the CD&A. Mr. Whalen’s base salary is subject to annual review by the compensation committee. On the execution date of the agreement, Mr. Whalen was awarded options to purchase 200,000 shares of common stock of the Company, at an exercise price equal to the fair market value of the Company’s common stock on the grant date. The option award vested in two equal annual installments and became fully vested as of December 18, 2011. Mr. Whalen is not entitled to any benefits under the Company’s Executive Severance Plan or any other severance plan or policy applicable to Company employees.

Mr. Whalen is entitled to participate in the Company’s annual cash incentive program applicable to senior executives. His target bonus is 100% of his salary upon achievement of a target level of performance, payable in cash or securities of the Company within two and one-half months after the end of the fiscal year to which the bonus relates. The amount of his maximum bonus can equal up to 200% of his base salary. Mr. Whalen also is entitled to participate in all management incentive plans and to receive all benefits under any employee benefit plan or arrangement, vacation policy or perquisite made available to executive employees (other than the Company’s Executive Severance Plan).

Joseph E. McNeely. Effective September 13, 2010, the Company entered into a letter agreement with Mr. McNeely pursuant to which he serves as the Company’s Vice President, Finance, Chief Financial Officer and Treasurer. Under this agreement, Mr. McNeely’s initial annual base salary was $265,000, which was subsequently increased to $292,000 effective September 1, 2011 and to $310,000 effective September 1, 2012. It is expected to be adjusted during 2013 as described in the CD&A. Mr. McNeely’s base salary is subject to annual review by the compensation committee. On the effective date of the agreement, Mr. McNeely was awarded 2,500 restricted shares of the Company’s common stock. The restricted award vests in three equal annual installments beginning on the first anniversary of the effective date of the agreement, and would become fully vested upon a “Change in Control” (as defined in the agreement). As an inducement for him to join the Company, the Company also agreed to pay Mr. McNeely an amount equal to his forgone 2010 bonus, if any, from his former employer, up to a maximum of $50,000.

Mr. McNeely became a participant in the Company’s Executive Severance Plan effective September 13, 2010. Under the terms of the plan, if the Company terminates Mr. McNeely’s employment without “Cause,” or Mr. McNeely terminates his employment for “Good Reason” (each as defined in the plan), the Company will pay Mr. McNeely’s base salary for 12 months following the date of termination. Mr. McNeely also is entitled to participate in all management incentive plans and to receive all benefits under any employee benefit plan or arrangement, vacation policy or perquisite made available to executive employees.

Laurence M. Trusdell. Under his employment agreement effective June 11, 2007 until his retirement on December 31, 2012, Mr. Trusdell served as the Company’s General Counsel and Corporate Secretary. Under the employment agreement, Mr. Trusdell’s initial annual base salary was $270,000, which was increased to $278,200 on June 1, 2008; reduced to $264,290 on May 16, 2009 (in connection with the Company’s across the board 5% salary reduction for all salaried employees in 2009) and restored to $278,200 on January 1, 2011. Subsequently, Mr. Trusdell’s base salary was increased to $284,000 effective June 1, 2011 and increased to $292,000 effective June 1, 2012.

Theodore W. Baun. Mr. Baun does not have a written employment agreement with the Company. He has served as the Company’s Senior Vice President, Marketing and Sales since September 1, 2008. Mr. Baun agreed to an initial annual base salary of $220,000, which was reduced to $209,000 on May 16, 2009 (in connection with the Company’s across the board 5% salary reduction for all salaried employees in 2009). Subsequently, Mr. Baun’s annual base salary was increased to $235,000 effective January 1, 2010; to $250,000 effective January 1, 2011; to $265,000 effective January 1, 2012; and to $275,600 effective January 1, 2013. Mr. Baun’s base salary is subject to annual review by the compensation committee.

Mr. Baun became a participant in the Company’s Executive Severance Plan effective September 1, 2009. Under the terms of the plan, if the Company terminates Mr. Baun’s employment without “Cause,” or Mr. Baun terminates his employment for “Good Reason” (each as defined in the plan), the Company will pay Mr. Baun’s base salary for 12 months following the date of termination. Mr. Baun also is entitled to participate in all management incentive plans and to receive all benefits under any employee benefit plan or arrangement, vacation policy or perquisite made available to executive employees.

Terrence G. Heidkamp. Effective October 3, 2011, the Company entered into a letter agreement with Mr. Heidkamp pursuant to which he serves as the Company’s Senior Vice President, Operations. Under this agreement, Mr. Heidkamp’s initial annual base salary was $280,000, which was increased to $294,000 effective October 1, 2012 and is expected to be adjusted in 2013 as described in the CD&A. Mr. Heidkamp’s base salary is subject to annual review by the compensation committee. On the effective date of the agreement, Mr. Heidkamp was awarded options to purchase 10,000 shares of common stock of the Company, at an exercise price equal to the fair market value of the Company’s common stock on the grant date. The option award vests in three equal annual installments beginning on the first anniversary of the effective date of the agreement, and would become fully vested and exercisable upon a “Change in Control” (as defined in the agreement).

Mr. Heidkamp became a participant in the Company’s Executive Severance Plan effective October 3, 2011. Under the terms of the plan, if the Company terminates Mr. Heidkamp’s employment without “Cause,” or Mr. Heidkamp terminates his employment for “Good Reason” (each as defined in the plan), the Company will pay Mr. Heidkamp’s base salary for 12 months following the date of termination. Mr. Heidkamp also is entitled to participate in all management incentive plans and to receive all benefits under any employee benefit plan or arrangement, vacation policy or perquisite made available to executive employees.

2005 Long Term Incentive Plan

The Company adopted the LTIP in April 2005, effective upon the closing of our initial public offering on April 11, 2005. Under the LTIP, the Company may grant to NEOs and other eligible employees cash incentive awards, stock options, share appreciation rights, restricted shares, restricted share units, performance shares, performance units, dividend equivalents and other share-based awards. At the Company’s 2008 annual meeting of stockholders, our stockholders approved an amendment to the LTIP that increased the number of shares authorized for issuance under the LTIP from 659,616 to 1,659,616. As of December 31, 2012, 531,366 shares remained available for issuance under the LTIP. We are seeking to further amend and restate the LTIP at the 2013 annual meeting of stockholders in order to increase the number of shares authorized for issuance under the LTIP from 1,659,616 to 2,459,616. See proposal 3 to this proxy statement for additional information.

Annual Cash Incentive Program

In 2008, the compensation committee approved an annual cash incentive program to replace the Salaried Bonus Plan. At the beginning of 2012, the board of directors approved certain changes to the program. Under the program, each of the NEOs is eligible to receive a grant of performance units based on the level of achievement with respect to the following performance metrics: (i) a corporate-wide performance goal, RONA; and (ii) individual performance goals. These performance metrics are weighted 75% and 25%, respectively. The annual cash incentive program is designed to provide a link to the Company’s goals and objectives in addition to RONA. The number of performance units granted determines the NEO’s annual cash incentive award. In 2012, the CEO’s target annual cash incentive award was 100% of annual base salary and each other NEO’s target annual cash incentive award was 50% of annual base salary. The CEO may earn up to 200% of his annual base salary and each other NEO can receive up to 150% of the target annual cash incentive award.

Grants of Plan-Based Awards for the Year Ended December 31, 2012

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			All Other Stock Awards: Number of Shares or Units of Stock[2] (#)	All Other Option Awards: Number of Securities Underlying Options[3] (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards[4] ($)
		Threshold ($)	Target ($)	Maximum ($)
Edward J. Whalen	1/01/12 1/12/12	195,000 —	390,000 —	780,000 —	— —	— 19,600	— 23.40	— 220,108
Joseph E. McNeely	1/01/12 1/12/12	74,500	149,000 —	223,500 —	— —	— 16,900	— 23.40	— 189,787
Laurence M. Trusdell	1/01/12 1/12/12	72,240 —	144,479 —	216,719 —	— —	— 16,400	— 23.40	— 184,172
Terrence G. Heidkamp	1/01/12 1/12/12	70,875 —	141,740 —	212,625 —	— —	— 16,200	— 23.40	— 181,926
Theodore W. Baun	1/01/12 1/12/12	66,250 —	132,500 —	198,750 —	— —	— 16,400	— 23.40	— 184,172

[1]	Represents estimated payouts under the Company’s annual cash incentive program.

[2]	Represents restricted stock awards made under the LTIP.

[3]	Represents stock option awards made under the LTIP.

[4]

Represents grant-date “fair value” of restricted stock and option awards computed in accordance with FASB ASC Topic 718. Assumptions underlying the valuations are set out in footnotes 3 and 4 to the Summary Compensation Table above.

Supplemental Narrative to Grants of Plan-Based Awards Table

Awards of stock options are made by the compensation committee under the LTIP. The exercise price for the options is based on the average of the high and low trading prices of the Company’s stock on the award date (unless there are no trades on the award date, in which case the exercise price is based on the closing price of the Company’s stock on the last trading day preceding the award date). The options are non-qualified options for federal income tax purposes. Stock option awards vest in three annual installments of equal size beginning on the first anniversary of the award date, provided that the NEO is continuously employed by the Company until each respective vesting date. Options expire on the tenth anniversary of the award date. Unvested option awards would become fully vested upon a Change in Control (as defined in the LTIP). If the NEO’s employment with the Company terminates prior to the final vesting of the award, all unexercised options are forfeited unless the termination is due to the NEO’s death, disability or retirement, in which case vested options may be exercised until the earlier of the first anniversary of the termination date or the option expiration date.

Outstanding Equity Awards at 2012 Fiscal Year End

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable[1]		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)[2]
Edward J. Whalen	200,000 4,832 5,000 —	— 2,418 10,000 19,600	[3] [4] [5]	19.96 20.69 29.88 23.40	1/26/2020 2/23/2020 1/13/2021 1/12/2022	— — — —		— — — —
Joseph E. McNeely	— 4,200 —	— 8,400 16,900	[4] [5]	— 29.88 23.40	— 1/13/2021 1/12/2022	834 — —	[7]	18,698 — —
Laurence M. Trusdell[8]	15,820 4,832 4,200 —	— 2,418 8,400 16,400	[3] [4] [5]	30.47 20.69 29.88 23.40	1/13/2018 2/23/2020 1/13/2021 1/12/2022	— — — —		— — — —
Terrence G. Heidkamp	3,333 —	6,667 16,200	[6] [5]	14.01 23.40	10/3/2021 1/12/2022	— —		— —
Theodore W. Baun	1,650 1,000 4,832 3,533 —	— — 2,418 7,067 16,400	[3] [4] [5]	30.47 17.84 20.69 29.88 23.40	1/13/2018 5/12/2019 2/23/2020 1/13/2021 1/12/2022	— — — — —		— — — — —

[1]	Nonvested option awards are disclosed in the table as unexercisable.

[2]	Market value of unvested shares of restricted stock based on market closing price of the Company’s common stock on the NASDAQ Global Market of $22.42 on December 31, 2012.

[3]	Option award vesting on February 23, 2013.

[4]	Option award vesting in two equal annual installments beginning on January 13, 2013.

[5]	Option award vesting in three equal annual installments beginning on January 12, 2013.

[6]	Option award vesting in two equal annual installments beginning on October 3, 2013.

[7]	Restricted stock award vesting on September 13, 2013.

[8]	All nonvested stock options were forfeited by Mr. Trusdell upon his retirement on December 31, 2012.

Option Exercises and Stock Vested for the Year Ended December 31, 2012

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Edward J. Whalen	—	—	—	—
Joseph E. McNeely	—	—	833	16,414
Laurence M. Trusdell	—	—	260	5,634
Terrence G. Heidkamp	—	—	—	—
Theodore W. Baun	—	—	206	4,464

Pension Benefits at December 31, 2012

Name	Plan Name[1]	Number of Years Credited Service[2] (#)	Present Value of Accumulated Benefit[3] ($)	Payments During Last Fiscal Year ($)
Edward J. Whalen [4]	Johnstown America Corporation Nonrepresented Salaried Pension Plan	16.67	448,882	34,727
Joseph E. McNeely [5]	—	—	—	—
Laurence M. Trusdell [5]	—	—	—	—
Terrence G. Heidkamp[5]	—	—	—	—
Theodore W. Baun [4]	Johnstown America Corporation Nonrepresented Salaried Pension Plan	13.34	272,583	—

[1]	The Company does not maintain a non-qualified or supplemental pension plan that provides benefits in excess of the limitations set forth in Code Sections 415 and 401(a)(17).

[2]

Years of credited service as of the same pension plan measurement date used for financial statement reporting purposes with respect to the fiscal year’s audited financial statements. The number of years shown is the actual service for each of the executives. The Company does not give credit for additional years of service to executives for any reason.

[3]

The actuarial present value calculated as of the same pension plan measurement date used for financial statement reporting purposes with respect to the fiscal year’s audited financial statements, as disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

[4]	Messrs. Whalen and Baun are fully vested in their accrued benefits under the Pension Plan.

[5]	Messrs. McNeely, Trusdell and Heidkamp are not eligible to participate in the Pension Plan because they were hired after 2004.

Supplemental Narrative to Pension Benefits Table

The Company maintains the Johnstown America Corporation Salaried Pension Plan (the “Pension Plan”) for the benefit of its eligible salaried employees. The Pension Plan is a tax-qualified defined benefit pension plan. Benefits provided under the Pension Plan are limited by Code Sections 415 and 401(a)(17). Code Section 415 limits the benefit amount payable from the Pension Plan based on the pensioner’s service, pay, and a dollar amount cap that is indexed. Code Section 401(a)(17) limits the pensionable earnings that may be used to determine the pension benefit amount. All salaried employees of Johnstown America Corporation and JAC Operations, Inc. hired prior to January 1, 2005 who are not members of any collective bargaining unit and who have attained age 21 and completed at least one year of service with the Company are eligible to participate in the Pension Plan. A participant must complete at least five years of service with the Company to be vested under the Pension Plan. Eligibility for normal retirement is at age 65.

Subject to the Code limits noted above, the Pension Plan’s normal retirement payment and benefit formula is the maximum of (a), (b) and (c), minus (d) and (e), as follows:

(a)	1.35%, multiplied by average monthly earnings (defined as: the highest 60 consecutive months of earnings out of the last 120 months divided by 60), multiplied by years of service. Earnings are defined as the participant’s W-2 pay plus Code Section 401(k) and Code Section 125 deferrals, minus bonus, overtime, expense reimbursements, moving expenses, salary gross-up payments, and imputed income. Service is determined as elapsed time measured on years and months since last hiring date, and includes service with Bethlehem Steel Corporation. For active participants who had 25 years of service on November 1, 1991, an extra month of service is credited for every month of service earned between November 1, 1991 and October 31, 1994.

(b)	($40.00 multiplied by years of service before May 2005) plus ($50.00 multiplied by years of service after April 2005).

(c)	1.05 multiplied by (1.60% of average monthly earnings multiplied by years of service) minus (0.475% of Social Security covered compensation multiplied by years of service (maximum 35 years)). Covered compensation offset begins at age 62.

(d)	Accrued monthly benefit from Bethlehem Steel Corporation pension plans for service prior to October 28, 1991.

(e)	Accrued monthly benefit from Transportation Technologies pension plans for service prior to June 4, 1999.

The Pension Plan also provides a special payment for early and normal retirees with at least 10 years of service with the Company (and replaces the first three monthly pension benefit payments) as follows: nine weeks of base pay plus remaining unused vacation in the year of retirement.

Eligibility for early unreduced retirement is at age 62 and 15 years of service, or at any age with 30 years of service. A participant can take early reduced retirement after age 60 with 15 years of service, subject to a reduction for early commencement of 16.18% at age 60 and 8.55% at age 61.

The normal form of benefit is a life annuity. If the participant is married and receives payments in the form of a joint and survivor annuity, or otherwise elects another form of benefit under the Pension Plan, the amount of monthly benefits payable to the participant would be reduced to reflect the actuarially increased cost of providing such other benefit forms.

Nonqualified Deferred Compensation for the Year Ended December 31, 2012

The Company does not make available a non-qualified deferred compensation plan for its NEOs or other employees.

Potential Payments upon Termination or Change in Control

This section describes and quantifies potential payments that may be made to each NEO at, following, or in connection with the resignation, severance, retirement or other termination of the NEO or a change of control of the Company. These benefits are in addition to benefits generally available to salaried employees.

The potential payments described below are estimates only. As such, the potential payments do not necessarily reflect the actual amounts that would be paid to each NEO, which would be known only at the time the NEO becomes eligible for payment due to a termination of employment or change in control. The following tables reflect potential amounts that could be payable to the applicable NEO if a change in control or the indicated termination of employment occurred at December 31, 2012.

Mr. Whalen

Upon a termination of Mr. Whalen’s employment for any reason, he will be entitled to (i) his accrued salary and accrued and unused vacation through the date of termination, (ii) his prior fiscal year bonus, to the extent earned and unpaid, (iii) any accrued and vested benefits and unreimbursed expenses incurred and unpaid on the date of termination and (iv) any pro rata bonus due and payable. Mr. Whalen is not entitled to any benefits under the Company’s Executive Severance Plan or any other severance plan or policy applicable to Company employees.

Mr. Whalen’s unvested stock options would become fully vested upon a “Change of Control,” as defined in the LTIP, or upon a “Qualifying Termination,” which is defined to mean a termination of Mr. Whalen’s employment (i) by the Company without Cause, (ii) by Mr. Whalen for Good Reason or (iii) by reason of Mr. Whalen’s death, disability or retirement. “Cause” and “Good Reason” each have the meaning set forth in the Company’s Executive Severance Plan.

Mr. Whalen has agreed to keep confidential certain information during the term of the agreement and thereafter, and has agreed to certain non-solicitation restrictions that apply for one year following termination of his employment.

POTENTIAL PAYMENTS AND BENEFITS UPON TERMINATION OR CHANGE IN CONTROL – MR. WHALEN
Executive Benefits and Payments Upon Change in Control or Termination of Employment	Change in Control – No Termination[1]	Change in Control – Termination without Cause[1]	Change in Control – Termination for Good Reason[1]	Termination without Cause or for Good Reason[2]	Death	Disability
Compensation:
Base Salary	—	—	—	—	—	—
Incentive Compensation	—	—	—	—	—	—
Restricted Stock and Stock Options: Unvested and Accelerated [1]	$4,183	$4,183	$4,183	—	—	—

Benefits and Perquisites:
Continuing Benefits[2]	—	—	—	—	—	—

Total:	$4,183	$4,183	$4,183	—	—	—

[1]

In the event of a “Change in Control,” Mr. Whalen becomes fully vested in his outstanding restricted stock and stock option awards. The value of stock options is based on the aggregate spread between the exercise price of the options and the closing price of the Company’s common stock on December 31, 2012 ($22.42 per share). As of December 31, 2012, Mr. Whalen did not have any restricted stock awards outstanding.

[2]	Mr. Whalen is not entitled to any benefits under the Company’s Executive Severance Plan or any other severance plan or policy applicable to Company employees.

Mr. McNeely, Mr. Heidkamp, Mr. Trusdell and Mr. Baun

Mr. McNeely has entered into a letter agreement with the Company relating to his employment, which provides that upon a termination of his employment for any reason, he will be entitled to (i) his accrued salary and accrued and unused vacation through the date of termination, (ii) his prior fiscal year bonus, to the extent earned and unpaid, and (iii) any accrued and vested benefits and unreimbursed expenses incurred and unpaid on the date of termination. In addition, Mr. McNeely is entitled to certain payments upon termination or change in control pursuant to the Company’s Executive Severance Plan.

Mr. Heidkamp also has entered into a letter agreement with the Company relating to his employment. Payments to him upon termination or change in control are provided for in the Company’s Executive Severance Plan.

Prior to his retirement on December 31, 2012, Mr. Trusdell had entered into an employment agreement with the Company that provided for employment for an initial term of three years, which automatically extended for one-year periods until terminated prior to the end of the term by either party upon 90 days’ notice. The agreement provided for certain payments to him, as described below, upon termination of his employment or a change in control.

Mr. Trusdell retired from the Company on December 31, 2012 and was not entitled to and did not receive any severance payments or benefits under his employment agreement. However, under Mr. Trusdell’s employment agreement, if the Company had terminated his employment without Cause, or if Mr. Trusdell had terminated his employment for Good Reason (each as defined in his employment agreement), then the Company would have provided the following payments and benefits to him: (i) base salary for 12 months following the date of termination (or 24 months for a termination for Good Reason following a Change in Control); (ii) one payment equal to his “target” bonus for the year of termination (or one payment equal to two times his “target” bonus for the year of termination for a termination for Good Reason following a Change in Control); and (iii) continued participation in the Company’s group health benefit plan by him, and such members of his family who participated in the group health plan at the time of his termination, for a period of 12 months (or 24 months for a termination for Good Reason following a Change in Control) at the same costs and coverage levels as applicable to active employees of the Company.

Mr. Baun does not have a written employment agreement with the Company. Instead, payments to him upon termination or change in control are provided for in the Company’s Executive Severance Plan.

If the Company terminates the employment of any of Messrs. McNeely, Heidkamp or Baun without Cause, or if any of them terminates his employment for Good Reason (each as defined in the NEO’s employment agreement or in the Executive Severance Plan, as applicable), then the Company will provide the following payments and benefits to him: (i) base salary for 12 months following the date of termination; (ii) one payment equal to his “target” bonus for the year of termination ; and (iii) continued participation in the Company’s group health benefit plan by him, and such members of his family who participated in the group health plan at the time of his termination, for a period of 12 months at the same costs and coverage levels as applicable to active employees of the Company.

Mr.Trusdell agreed in his employment agreement to keep confidential certain information during the term of the agreement and thereafter, and agreed to certain non-solicitation and non-competition restrictions that apply for one year following termination of employment. Messrs. McNeely, Heidkamp and Baun have agreed to similar terms and additional non-disparagement restrictions as participants in the Company’s Executive Severance Plan.

Under the terms of the LTIP and the restricted stock and stock option agreements of Messrs. McNeely, Trusdell, Heidkamp and Baun, unvested restricted stock and stock options would become fully vested upon a Change in Control (as defined under the LTIP). As mentioned above with respect to Mr. Trusdell, however, he has forfeited his nonvested equity awards as of the date of his retirement on December 31, 2012.

The Company does not provide its executives with change in control excise tax gross-ups.

Summarized below are the potential payments and benefits payable by the Company to Messrs. McNeely, Trusdell, Heidkamp and Baun, respectively, at, following or in connection with the indicated termination of employment or change in control as of December 31, 2012:

POTENTIAL PAYMENTS AND BENEFITS UPON TERMINATION OR CHANGE IN CONTROL – MR. MCNEELY
Executive Benefits and Payments Upon Change in Control or Termination of Employment	Change in Control – No Termination[1]	Change in Control – Termination without Cause[1]	Change in Control – Termination for Good Reason[1]	Termination without Cause or for Good Reason[2]	Death	Disability
Compensation:
Base Salary	—	$310,000	$310,000	$310,000	—	—
Incentive Compensation	—	$68,500	$68,500	$68,500	—	—
Restricted Stock and Stock Options: Unvested and Accelerated [1]	$18,698	$18,698	$18,698	—	—	—

Benefits and Perquisites:
Continuing Benefits[3]	—	$10,178	$10,178	$10,178	—	—

Total:	$18,698	$407,376	$407,376	$388,678	—	—

[1]

In the event of a “Change in Control,” Mr. McNeely becomes fully vested in his outstanding restricted stock and stock option awards. The value of restricted stock is based on the closing price of the Company’s common stock on December 31, 2012 ($22.42 per share) and the value of stock options is based on the aggregate spread between the exercise price of the options and such closing price.

[2]

In the event that the Company terminates Mr. McNeely’s employment without “Cause” or if he terminates his employment for “Good Reason,” the Company will pay the severance and benefits set forth in the table above.

[3]

In the event that the Company terminates Mr. McNeely’s employment without “Cause” or if he terminates his employment for “Good Reason,” Mr. McNeely will be entitled to continued participation in the Company’s group health benefit plan by him and such members of his family who participated in the group health benefit plan at the time of his termination, for a period of 12 months at the same costs and coverage levels as applicable to active employees of the Company.

POTENTIAL PAYMENTS AND BENEFITS UPON TERMINATION OR CHANGE IN CONTROL – MR. HEIDKAMP
Executive Benefits and Payments Upon Change in Control or Termination of Employment	Change in Control – No Termination[1]	Change in Control – Termination without Cause[1]	Change in Control – Termination for Good Reason[1]	Termination without Cause or for Good Reason[2]	Death	Disability
Compensation:
Base Salary	—	$294,000	$294,000	$294,000	—	—
Incentive Compensation	—	$17,500	$17,500	$17,500	—	—
Restricted Stock and Stock Options: Unvested and Accelerated [1]	$56,069	$56,069	$56,069	—	—	—

Benefits and Perquisites:
Continuing Benefits[3]	—	$10,176	$10,176	$10,176	—	—

Total:	$56,069	$377,745	$377,745	$321,676	—	—

[1]

In the event of a “Change in Control,” Mr. Heidkamp becomes fully vested in his outstanding stock option awards. The value of stock options is based on the aggregate spread between the exercise price of the options and the closing price of the Company’s common stock on December 31, 2012 ($22.42 per share).

[2]

In the event that the Company terminates Mr. Heidkamp’s employment without “Cause” or if he terminates his employment for “Good Reason,” the Company will pay the severance and benefits set forth in the table above.

[3]

In the event that the Company terminates Mr. Heidkamp’s employment without “Cause” or if he terminates his employment for “Good Reason,” Mr. Heidkamp will be entitled to continued participation in the Company’s group health benefit plan by him and such members of his family who participated in the group health benefit plan at the time of his termination, for a period of 12 months at the same costs and coverage levels as applicable to active employees of the Company.

POTENTIAL PAYMENTS AND BENEFITS UPON TERMINATION OR CHANGE IN CONTROL – MR. BAUN
Executive Benefits and Payments Upon Change in Control or Termination of Employment	Change in Control – No Termination[1]	Change in Control – Termination without Cause[1]	Change in Control – Termination for Good Reason[1]	Termination without Cause or for Good Reason[2]	Death	Disability
Compensation:
Base Salary	—	$265,000	$265,000	$265,000	—	—
Incentive Compensation	—	$78,125	$78,125	$78,125	—	—
Restricted Stock and Stock Options: Unvested and Accelerated [1]	$4,183	$4,183	$4,183	—	—	—

Benefits and Perquisites:
Continuing Benefits[3]	—	$10,176	$10,176	$10,176	—	—

Total:	$4,183	$357,484	$357,484	$353,301	—	—

[1]

In the event of a “Change in Control,” Mr. Baun becomes fully vested in his outstanding stock option awards. The value of stock options is based on the aggregate spread between the exercise price of the options and the closing price of the Company’s common stock on December 31, 2012 ($22.42 per share).

[2]

In the event that the Company terminates Mr. Baun’s employment without “Cause” or if he terminates his employment for “Good Reason,” the Company will pay the severance and benefits set forth in the table above.

[3]

In the event that the Company terminates Mr. Baun’s employment without “Cause” or if he terminates his employment for “Good Reason,” Mr. Baun will be entitled to continued participation in the Company’s group health benefit plan by him and such members of his family who participated in the group health benefit plan at the time of his termination, for a period of 12 months at the same costs and coverage levels as applicable to active employees of the Company.

Compensation Committee Report

The compensation committee of the board of directors (the “Committee”) has reviewed and discussed the Compensation Discussion and Analysis in this Proxy Statement with the Company’s management and, based on such review and discussions, the Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement, portions of which, including the Compensation Discussion and Analysis, have been incorporated by reference into the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2012.

Respectfully submitted by the Committee,

Andrew B. Schmitt, Chairman

William D. Gehl

Thomas A. Madden

Robert N. Tidball

DIRECTOR COMPENSATION

2012 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)[1]	Stock Awards ($)[2]	Total ($)
James D. Cirar	54,000	44,996	98,996
Thomas M. Fitzpatrick[3]	124,000	44,996	168,996
William D. Gehl	78,280	44,996	123,246
Thomas A. Madden	70,000	44,996	114,996
Andrew B. Schmitt[4]	12,500	28,124	40,624
S. Carl Soderstrom, Jr.	86,000	44,996	130,996
Robert N. Tidball	64,000	44,996	108,996

[1]	Includes the following annual retainer fees, board of directors and committee meeting attendance fees, and committee chairmanship fees:

	Mr. Cirar	Mr. Fitzpatrick[3]	Mr. Gehl	Mr. Madden	Mr. Schmitt[4]	Mr. Soderstrom	Mr. Tidball
Retainer	$30,000	$30,000	$30,000	$30,000	$7,500	$30,000	$30,000
Chairmanship	—	$65,000	$1,250	$5,000	—	$15,000	$5,000
Attendance	$24,000	$29,000	$47,000	$35,000	$5,000	$41,000	$29,000

Total	$54,000	$124,000	$78,250	$70,000	$12,500	$86,000	$64,000

[2]

Represents the grant date fair value of restricted shares granted by the Company during 2012 computed in accordance with FASB ASC Topic 718. Grant date fair value was determined by multiplying the number of restricted shares granted by the average of the high and low stock trading prices for the Company’s common stock as reported by the NASDAQ Global Market on the grant date.

[3]	Mr. Fitzpatrick resigned from the Company’s board of directors effective February 25, 2013.

[4]	Compensation information for Mr. Schmitt represents compensation since he began serving as a director on October 8, 2012.

The number of shares awarded to directors during 2012 and the aggregate unvested stock awards as of December 31, 2012 are as follows:

Director	Shares Awarded During 2012	Aggregate Unvested Stock Awards
James D. Cirar	2,216 shares	2,216 shares
Thomas M. Fitzpatrick[1]	2,216 shares	2,216 shares
William D. Gehl	2,216 shares	2,216 shares
Thomas A. Madden	2,216 shares	2,216 shares
Andrew B. Schmitt	1,536 shares	1,536 shares
S. Carl Soderstrom, Jr.	2,216 shares	2,216 shares
Robert N. Tidball	2,216 shares	2,216 shares

[1]	Mr. Fitzpatrick resigned from the Company’s board of directors effective February 25, 2013.

General Description of Director Compensation

We reimburse directors for expenses incurred in connection with attendance at board or committee meetings. During 2012, we compensated each of our independent directors as follows: $30,000 as an annual retainer; $1,000 for board meeting attendance; $1,000 for committee meeting attendance; $15,000 annual compensation for the chairperson of the audit committee; $5,000 annual compensation for the chairperson of any other committee; and an annual restricted stock award of $45,000. The 2012 annual fee for the non-executive Chairman of the Board is $65,000. The Company does not provide any incentive based non-equity compensation to directors and does not maintain a defined benefit or actuarial pension plan or a deferred compensation plan for directors.

Our director compensation arrangements currently applicable during 2013 are the same as those described above for 2012.

Stock Ownership Requirements

The board of directors expects that each non-executive director will maintain Company stock holdings at least equal to the aggregate number of shares (including options or shares granted but not vested) that the Company has awarded to the non-executive director during the three-year period ending on any given date of determination. The director may reduce the amount of stock holdings by the number of shares the director has applied directly to the payments of taxes on such awards. Company stock holdings that count towards meeting ownership requirements include: (a) shares owned outright or in trust; and (b) stock options, restricted stock or restricted stock units, including options or shares granted but not vested. If a director consistently fails to comply with the stock ownership requirements, the compensation committee will take such actions as it deems appropriate, including, but not limited to allocating an additional amount of the director’s annual compensation to the purchase of stock in accordance with the program or reducing future equity compensation awards.

Registration Rights Agreement

We entered into a registration rights agreement, dated as of April 11, 2005, with substantially all of our stockholders as of immediately prior to the completion of our initial public offering. The stockholders that are party to the registration rights agreement had the right to require us, subject to certain terms and conditions, to register their shares of our common stock under the Securities Act of 1933, as amended, at any time. The selling stockholders in our secondary offering exercised their demand registration rights to require us, subject to certain terms and conditions, to register their shares of our common stock under the Securities Act of 1933, as amended. We and certain of our stockholders remain party to the registration rights agreement.

EQUITY COMPENSATION PLAN INFORMATION

This table contains information as of December 31, 2012 about FreightCar America’s equity compensation plans, all of which have been approved by FreightCar America’s stockholders.

	Number of common shares to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of common shares remaining available for future issuance under equity compensation plans (excluding common shares reflected in the first column)
Equity compensation plans approved by stockholders	593,523	[1]	$23.79	[2]	531,366	[3]
Equity compensation plans not approved by stockholders	-0-		N/A		-0-

Total	593,523		$23.79		531,366

[1]	Includes an aggregate of 40,275 restricted shares that were not vested as of December 31, 2012.

[2]	Weighted-average exercise price of outstanding options excludes restricted shares.

[3]

Represents shares of common stock authorized for issuance under the LTIP in connection with awards of stock options, share appreciation rights, restricted shares, restricted share units, performance shares, performance units, dividend equivalents and other share-based awards.

FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUDIT COMMITTEE REPORT

Fees Billed by Independent Registered Public Accounting Firm

The audit committee has adopted a pre-approval policy pursuant to which it must pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services and tax services. Under the policy, the audit committee may delegate the authority to pre-approve any audit or non-audit services to be provided by our independent registered public accounting firm to one or more of its members. The pre-approval of services by a member of the audit committee pursuant to this delegated authority, if any, must be reported at the next meeting of the audit committee.

From time to time, the audit committee may pre-approve specified types of services that are expected to be provided by our independent registered public accounting firm. Unless the audit committee determines otherwise, the term for any service pre-approved by the audit committee is twelve months from the date of pre-approval. Any pre-approval must set forth in detail the particular service or type of services to be provided and is generally subject to a specific cost limit. Any services that exceed these cost limits require specific approval by the audit committee. The audit committee may periodically review and, as necessary, revise the list of pre-approved services based on subsequent determinations.

The following table presents fees for audit services rendered by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, the “Deloitte entities”) for the audit of our annual financial statements for the fiscal years ended December 31, 2012 and 2011, and fees billed for other services rendered by the Deloitte entities during those periods.

Fees	Fiscal Year Ended December 31, 2012	Fiscal Year Ended December 31, 2011
Audit Fees[1]	$679,606	$578,210
Audit-Related Fees[2]	—	46,103
Tax Fees[3]	—	—
Total	$679,606	$624,313

[1]

Audit Fees include fees billed or expected to be billed for professional services rendered for the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements included in our quarterly reports and other related services that are normally provided in connection with statutory and regulatory filings.

[2]

Audit-Related Fees include fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our annual consolidated financial statements and not reported under “Audit Fees.” For 2011, Audit-Related Fees include fees for employee benefit plan audits and required subsidiary and statutory audits.

[3]

Tax Fees include fees billed or expected to be billed for services performed related to tax compliance, tax advice and tax planning. There were no Tax Fees billed or expected to be billed in 2012 or 2011.

During fiscal year 2012, there were no audit-related services provided to us by Deloitte & Touche LLP. During fiscal year 2011, the audit committee pre-approved 100% of all audit-related services provided to us by Deloitte & Touche LLP in accordance with the pre-approval policy described above pursuant to applicable laws and regulations.

Report of the Audit Committee

The following report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this report by reference therein.

The audit committee is currently comprised of Messrs. Cirar, Gehl, Madden and Soderstrom. Our board of directors has determined that each member of the audit committee meets the independence requirements under the listing standards of the NASDAQ Global Market, the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission. The committee operates under a written charter that was adopted by our board of directors.

The committee oversees our accounting and financial reporting process on behalf of our board of directors. Management has the primary responsibility for the preparation of our financial statements and the disclosure and financial reporting process, including establishing a system of internal controls. In fulfilling its oversight responsibilities, the committee reviewed and discussed with management and Deloitte & Touche LLP, our independent registered public accounting firm, the audited financial statements as of and for the year ended December 31, 2012. Deloitte & Touche LLP is responsible for expressing an opinion on the conformity of these audited financial statements with generally accepted accounting principles.

The committee has discussed and reviewed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 114 (The Auditor’s Communication With Those Charged With Governance), which includes, among other things, matters related to the conduct of the audit of our financial statements. The committee has also received from Deloitte & Touche LLP the written disclosures describing the relationships between Deloitte & Touche LLP and us that might bear on the independence of Deloitte & Touche

LLP consistent with and required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Deloitte & Touche LLP its independence.

In reliance on the reviews and discussions referred to above, the committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the Securities and Exchange Commission. The committee and our board of directors also have recommended, subject to stockholder approval, the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2013.

Respectfully submitted by the audit committee,

S. Carl Soderstrom, Jr., Chairman

James D. Cirar

William D. Gehl

Thomas A. Madden

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Under its charter, our audit committee is responsible for the review and approval of “related-person transactions” involving the Company or its subsidiaries and related persons. As defined under the SEC’s rules, a “related person” is a director, executive officer, nominee for director or 5% stockholder of the Company, and their immediate family members. Any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000 and a related person has a direct or indirect material interest must be reported in our filings with the SEC pursuant to its rules. The audit committee charter does not specify the standards to be applied by the committee in reviewing related-person transactions. However, we expect that the committee will consider all relevant facts and circumstances, including, if applicable, but not limited to: the benefits to the Company; the impact on a director’s independence in the event that the related person is a director, an immediate family member of a director or an entity in which a director is a partner, security holder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available for similar transactions with unrelated third parties.

We identify transactions for review through our Code of Business Conduct and Ethics and our annual directors’ and officers’ questionnaires, which require employees, executive officers and directors to disclose transactions or relationships that may constitute conflicts of interest.

There were no related-person transactions during 2012.

2014 ANNUAL MEETING OF STOCKHOLDERS

We expect that our 2014 annual meeting of stockholders will be held within 30 days of May 17, 2014, which will be the first anniversary of the upcoming annual meeting. Subject to certain exceptions set forth in our by-laws, proposals of stockholders intended for inclusion in the proxy statement for our 2014 annual meeting of stockholders must be received by our Secretary at our principal executive offices (currently at Two North Riverside Plaza, Suite 1300, Chicago, Illinois 60606) by December 13, 2013. If a stockholder intends to present a proposal at the 2014 annual meeting of stockholders, but not to have such proposal included in our proxy statement relating to that meeting, such proposal must be received by our Secretary not earlier than January 17, 2014 and not later than February 14, 2014. Such proposals must contain specific information concerning the person to be nominated or the matters to be brought before the meeting and concerning the stockholder submitting the proposal.

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides convenience for stockholders and cost savings for companies.

A number of brokers with accountholders who are stockholders will be “householding” our proxy materials. As indicated in the notice previously provided by these brokers to stockholders, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise.

Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker or, if a stockholder is a direct holder of shares of our common stock, they should submit a written request to our transfer agent, Computershare Investor Services, P.O. Box 43078, Providence, Rhode Island 02940.

By Order of the Board of Directors

FreightCar America, Inc.

/s/ Kathleen M. Boege

KATHLEEN M. BOEGE

General Counsel and Corporate Secretary

APPENDIX I

FREIGHTCAR AMERICA, INC.

2005 LONG TERM INCENTIVE PLAN

(As Amended and Restated Effective May 17, 2013)

1.	Purposes.

The purposes of the 2005 Long Term Incentive Plan, as amended and restated effective May 17, 2013, are to advance the interests of FreightCar America, Inc. and its stockholders by providing a means to attract, retain, and motivate employees, consultants and directors of the Company, its Subsidiaries and Affiliates, to provide for competitive compensation opportunities, to encourage long-term service, to recognize individual contributions and reward achievement of performance goals, and to promote the creation of long term value for stockholders by aligning the interests of such persons with those of stockholders.

2.	Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, the word “control” (by itself and as used in the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

(b) “Annual Cash Incentive Award” means an annual cash incentive award granted under Section 5(g).

(c) “Award” means any Option, SAR, Restricted Share, Restricted Share Unit, Performance Share, Performance Unit, Annual Cash Incentive Award, Dividend Equivalent, or Other Share-Based Award granted to an Eligible Person under the Plan.

(d) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(e) “Beneficiary” means, in the event of the Participant’s death, the Participant’s surviving spouse or, if none, the Participant’s estate (such spouse or estate shall be deemed to be the beneficiary for purposes of the Plan). A copy of the death notice or other sufficient documentation must be filed with and approved by the Committee.

(f) “Board” means the Board of Directors of the Company.

(g) “Cause” has the meaning set forth in the Participant’s employment agreement with the Company. If the Participant is not a party to an employment agreement with the Company or such employment agreement does not define “Cause,” then “Cause” means the occurrence of any one or more of the following:

(i) The Participant’s willful and continued failure substantially to perform the Participant’s material duties with the Company (other than due to Disability), or the Participant’s commission of any activities constituting a material violation or material breach of any Federal, state or foreign law, statute, regulation, or the like applicable to the activities of the Company, in each case, after notice thereof from the Board to the Participant and (where possible) a reasonable opportunity for the Participant to cease and cure such failure, breach or violation in all respects;

(ii) Fraud, breach of fiduciary duty, dishonesty, misappropriation or other act or omission by the Participant that causes material damage to the Company’s property or business;

(iii) The Participant’s admission or conviction of, or plea of nolo contendere to, any crime that, in the reasonable judgment of the Board, adversely affects the Company’s reputation or the Participant’s ability to carry out the obligations of the Participant’s employment;

(iv) The Participant’s failure to reasonably cooperate with the Company in any internal investigation or administrative, regulatory or judicial proceeding, after notice thereof from the Board to the Participant and a reasonable opportunity for the Participant to cure such non-cooperation; or

(v) Any act or omission by the Participant in violation or disregard of the Company’s policies, including but not limited to the harassment and discrimination policies and standards of conduct of the Company then in effect, in such a manner as to cause significant loss, damage or injury to the property, reputation or employees of the Company.

In addition, the Participant’s employment shall be deemed to have terminated for Cause if, after the Participant’s employment has terminated, facts and circumstances are discovered that would have justified a termination for Cause. For purposes of the Plan, no act or failure to act on the Participant’s part shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that such action or omission was in the best interests of the Company. Any act or failure to act based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, in good faith and in the best interests of the Company.

(h) “Change of Control” means and shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

(i) Change in Ownership. A change in the ownership of the Company is deemed to occur on the date that any one Person, or more than one Person acting as a group (as described below), consummates the acquisition of ownership of stock of the Company that, together with stock held by such Person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company. However, if any one Person or more than one Person acting as a group, is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same Person or Persons is not considered to cause a change in the ownership of the corporation. An increase in the percentage of stock owned by any one Person, or Persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this Section. This Section applies only when there is a transfer or issuance of stock of the Company and the stock remains outstanding after the transaction.

(ii) Change in Effective Control. Change in the effective control of the Company occurs on the date that either (A) any one Person, or more than one Person acting as a group (as described below), consummates the acquisition of (or has acquired during the 12-month period ending on the date of the most recently consummated acquisition by such Person or Persons) ownership of stock of the Company possessing thirty-five percent (35%) or more of the total voting power of the stock of the Company; or (B) a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. If any one Person, or more than one Person acting as a group, is considered to control effectively the Company, the acquisition of additional control of the Company by the same Person or Persons is not considered to cause a change in the effective control of the Company.

(iii) Sale of a Substantial Portion of Assets. A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any one Person or Persons acting as a group consummates the acquisition of (or have acquired during the 12-month period ending on the date of the most recently consummated acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. A transfer of assets to an entity that is controlled by the stockholders of the Company immediately after the transfer, or a transfer of assets by the Company to any of the following, are not considered to be a change in the ownership of a substantial portion of the Company’s assets for purposes of this paragraph: (A) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock; (B) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company; (C) a Person, or more than one Person acting as a group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company; or (D) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in clause (C). For purposes of this paragraph (iii) and except as otherwise provided, a Person’s status is determined immediately after the transfer of the assets. For example, a transfer to a corporation in which the Company has no ownership interest before the transaction, but which is a majority-owned subsidiary of the Company after the transaction is not treated as a change in the ownership of the assets of the Company.

Persons will not be considered to be acting as a group solely because they purchase or own stock of the Company at the same time, or as a result of the same public offering. However, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. If a Person, including an entity, owns stock in the Company and another corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar transaction with the Company, such stockholder is considered to be acting as a group with other stockholders of the other corporation only with respect to their ownership interest in that corporation prior to the transaction.

(i) “Code” means the Internal Revenue Code of 1986, as amended.

(j) “Committee” means the Compensation Committee of the Board, or such other Board committee (which may include the entire Board) as may be designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist of two or more Directors of the Company, each of whom is a “nonemployee director” within the meaning of Rule 16b-3 under the Exchange Act, to the extent applicable, and each of whom is an “outside director” within the meaning of Code Section 162(m), to the extent applicable; provided, further, that the mere fact that the Committee shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan.

(k) “Company” means FreightCar America, Inc., a corporation organized under the laws of Delaware, or any successor corporation.

(l) “Consultant” means a natural person who is not an Employee or Director of the Company, a Subsidiary, or an Affiliate, but who is providing services to the Company or an Affiliate as an independent contractor.

(m) “Director” means a member of the Board who is not an Employee of the Company, a Subsidiary, or an Affiliate.

(n) “Disability” has the meaning set forth in the Participant’s employment agreement with the Company. If the Participant is not a party to an employment agreement with the Company or such employment agreement does not define “Disability,” then “Disability” means, in the written opinion of a qualified physician selected by the Company, the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, (i) unable to engage in any substantial gainful activity, or (ii) receiving income replacement benefits for a period of not less than three months under the Company’s disability plan.

(o) “Dividend Equivalent” means a right, granted under Section 5(e) or (h), to receive cash, Shares, or other property equal in value to dividends paid with respect to a specified number of Shares. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis, subject to the provisions of Code Section 409A. No dividends or Dividend Equivalents shall be paid in connection with Options or SARs.

(p) “Effective Date” means May 17, 2013.

(q) “Eligible Person” means (1) an Employee or Consultant of the Company, a Subsidiary or an Affiliate, including any Director who is an Employee, or (2) a Director. Notwithstanding any provisions of this Plan to the contrary, an Award may be granted to an Employee, Consultant or Director, in connection with his or her hiring or retention prior to the date the Employee, Consultant or Director first performs services for the Company, a Subsidiary or an Affiliate; provided, however, that any such Award shall not become vested or exercisable prior to the date the Employee, Consultant or Director first performs such services.

(r) “Employee” means any person treated as a common law employee (including a Director who is also treated as an employee) in the records of the Company, a Subsidiary, or an Affiliate. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

(s) “Exchange Act” means the Securities Exchange Act of 1934.

(t) “Fair Market Value” means, with respect to Shares or other property, the fair market value of such Shares or other property determined by such methods or procedures as shall be established from time to time by the Committee in accordance with the requirements of Code Section 409A. If the Shares are listed on any established stock exchange or a national market system, unless otherwise determined by the Committee in good faith, the Fair Market Value of Shares shall mean the mean between the high and low selling prices per Share on the relevant date (or, if the Shares were not traded on that day, the next preceding day that the Shares were traded) on the principal exchange or market system on which the Shares are traded, as such prices are officially quoted on such exchange.

(u) “Good Reason” has the meaning set forth in the Participant’s employment agreement with the Company. If the Participant is not a party to an employment agreement with the Company or such employment agreement does not define “Good Reason,” then “Good Reason” means, without the Participant’s written consent, the occurrence of any of the following conditions, unless such condition is fully corrected within 60 days after written notice thereof:

(i) A Change of Control pursuant to which the buyer does not agree to employ the Participant at or after the acquisition date on terms substantially comparable in the aggregate to the terms on which the Participant is currently employed; or

(ii) The Company (A) permanently and materially diminishes the Participant’s authority, duties, or responsibilities, including without limitation reporting responsibilities, (B) materially reduces the Participant’s overall compensation, including base salary, bonus opportunity and equity award participation, (C) requires the Participant to relocate the Participant’s principal business office to a location not within 50 miles of the Company’s principal business office located in the Chicago, Illinois metropolitan area, or (D) materially breaches the terms of the Plan.

Notwithstanding anything in the Plan to the contrary, a termination of employment due to Good Reason must occur, if at all, within 120 days after the Company receives written notice of any one or more of the conditions set forth in this Section. The Participant must provide the Company with written notice of any one or more of the conditions set forth in this Section within 90 days of the initial existence of the condition in order for such condition to constitute Good Reason under the Plan.

(v) “ISO” means any Option intended to be, designated as, and that qualifies as an incentive stock option within the meaning of Code Section 422.

(w) “NQSO” means any Option that is not an ISO.

(x) “Option” means a right, granted under Section 5(b), to purchase Shares.

(y) “Other Share-Based Award” means a right granted under Section 5(i) that relates to and is valued by reference to Shares.

(z) “Participant” means an Eligible Person who has been granted an Award under the Plan.

(aa) “Performance Award” means an Award (other than an Option or SAR) that is granted to a “covered employee” within the meaning of Section 162(m)(3) of the Code and that is designed to qualify for the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code.

(bb) “Performance Goals” means performance goals and conditions applicable to an Award that the Committee establishes prior to the grant of such Award based on the attainment of one or more or a combination of the following, in each case, with respect to the Company, one of its Affiliates, a business unit by or within which the Participant is primarily providing services, or a combination thereof: (1) earnings per share (basic or fully diluted); (2) revenues; (3) earnings, before or after taxes, from operations (generally or specified operations), or before or after interest expense, depreciation, amortization, incentives, or extraordinary or special items; (4) earnings growth; (5) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (6) return on net assets, return on assets, return on investment, return on capital, return on equity; (7) economic value added; (8) operating margin or operating expense; (9) net income; (10) net income applicable to Shares; (11) Share price or stockholder return (absolute or peer-group comparative); (12) backlog; (13) net sales growth; (14) customer satisfaction; (15) quality metrics; (16) expense reduction; and (17) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, new product/service placement, supervision of litigation and information technology, leasing execution, or goals relating to acquisitions or divestitures of Subsidiaries, Affiliates or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

The Committee will set such Performance Goals within the time prescribed by Code Section 162(m). The Committee will have the discretion to adjust targets set for pre-established performance objectives as it deems appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances in accordance with Code Section 162(m). If the Committee determines it is advisable to grant Awards that will not qualify for the performance-based exception of Code Section 162(m), the Committee may grant Awards that do not so qualify.

(cc) “Performance Period” means a specified period of time determined by the Committee and set forth in the Award Agreement during which performance, as determined by the Committee, will be measured with respect to an Award.

(dd) “Performance Share” means a performance share granted under Section 5(f).

(ee) “Performance Unit” means a performance unit granted under Section 5(f).

(ff) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used herein; however, a Person shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company.

(gg) “Plan” means this 2005 Long Term Incentive Plan, as amended and restated effective May 17, 2013.

(hh) “Qualifying Termination” means a Participant’s Termination of Service due to the Participant’s Death, Disability, termination by the Participant for Good Reason or termination by the Company without Cause that occurs within 24 months of the consummation of a Change of Control.

(ii) “Restricted Shares” means an Award of Shares under Section 5(d) that may be subject to certain restrictions and to a risk of forfeiture.

(jj) “Restricted Share Unit” means a right, granted under Section 5(e), to receive Shares or cash at the end of a specified deferral period.

(kk) “Retirement” has the meaning set forth in the Participant’s employment agreement with the Company. If the Participant is not a party to an employment agreement with the Company or such employment agreement does not define “Retirement,” then “Retirement” means the date that the Participant (i) reaches age 65 and has completed 5 years of service with the Company and its Affiliates or (ii) meets the eligibility criteria for “Retirement” or “Early Retirement” under a plan maintained by the Company or its Affiliates.

(ll) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(mm) “SAR” or “Share Appreciation Right” means the right, granted under Section 5(c), to be paid an amount measured by the difference between the exercise price of the right and the Fair Market Value of Shares that are subject to the SAR on the date of exercise of the right, with payment to be made in cash, Shares, or property as specified in the Award or determined by the Committee.

(nn) “Shares” means common stock, $.01 par value per share, of the Company, and such other securities as may be substituted for Shares pursuant to Section 4(g).

(oo) “Subsidiary” means a subsidiary, as such term is defined in Code Section 424(f), of the Company.

(pp) “Termination of Service” means the termination of the Participant’s employment, consulting services or directorship with the Company, its Subsidiaries and its Affiliates, as the case may be. A Participant employed by a Subsidiary or Affiliate of the Company also shall be deemed to incur a Termination of Service if the Subsidiary or Affiliate ceases to be such a Subsidiary or Affiliate, as the case may be, and the Participant does not immediately thereafter become an Employee or Director of, or a Consultant to, the Company or another Subsidiary or Affiliate. Subject to the foregoing, the Committee, in its sole discretion, shall determine whether the Participant has experienced a Termination of Service and the effective date of and reason for such Termination of Service, which determination shall be binding upon the Participant.

3.	Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee, and the Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i) to select Eligible Persons to whom Awards may be granted;

(ii) to determine the type or types of Awards to be granted to each Eligible Person;

(iii) to determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, the terms and conditions of any Award granted under the Plan (including any exercise price, grant price, or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waiver or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(iv) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, exchanged, or surrendered, subject to the limitation in Section 3(e);

(v) to determine whether, to what extent, and under what circumstances an Award may be subject to restrictive covenants (including noncompetition, confidentiality, nonsolicitation and nondisparagement restrictions, as well as any other restrictive covenants the Committee deems appropriate);

(vi) to determine whether, to what extent, and under what circumstances cash, Shares, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Eligible Person, in all cases, subject to the provisions of Code Section 409A;

(vii) to prescribe the form of each Award Agreement, which need not be identical for each Eligible Person;

(viii) to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(ix) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder, in its sole discretion;

(x) to accelerate the exercisability or vesting of all or any portion of any Award or to extend the period during which an Award is exercisable;

(xi) to interpret the Plan and specify any additional requirements as it deems necessary to comply with Code Section 409A;

(xii) to determine whether uncertificated Shares may be used in satisfying Awards and otherwise in connection with the Plan; and

(xiii) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

(b) Manner of Exercise of Committee Authority. The Committee shall have sole discretion in exercising its authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Affiliates, Employees, Participants, Eligible Persons, any person claiming any rights under the Plan from or through any Eligible Person, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to other members of the Board or officers or managers of the Company or any Subsidiary or Affiliate the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to Awards granted to persons not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3 (if applicable) and applicable law.

(c) Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other Employee of the Company or any Subsidiary or Affiliate, the Company’s independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, and no officer or Employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or Employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

(d) Limitation on Committee’s Discretion. Anything in this Plan to the contrary notwithstanding, in the case of any Award which provides that it is intended to qualify as “performance-based compensation” within the meaning of Code Section 162(m)(4)(C), the Committee shall have no discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as such performance-based compensation.

(e) Option and SAR Repricing. Except as provided in Section 4(g), the Committee shall not modify an outstanding Option or SAR so as to specify a lower exercise price (and will not cancel an Option or SAR and substitute for it an Option or SAR with a lower exercise price), without the approval of the Company’s stockholders. In addition, except as provided in Section 4(g), the Committee may not cancel an outstanding Option or SAR whose exercise price is equal to or greater than the current Fair Market Value of a Share in exchange for cash or substitute for it another Award without the prior approval of the Company’s stockholders.

4.	Shares Subject to the Plan; Award Limitations.

(a) Subject to adjustment as provided in Section 4(g), the total number of Shares reserved for issuance in connection with Awards under the Plan shall be 2,459,616 Shares, which includes 800,000 new Shares approved by the Company’s stockholders on the Effective Date. The total number of Shares authorized to be issued under the Plan shall be reduced by 1 Share for every 1 Share that is subject to an Option, SAR, or other appreciation-only Award granted under the Plan on or after the Effective Date, and 2.0 Shares for every 1 Share that was subject to a Restricted Share, Restricted Share Unit, Performance Share, or other full-value stock-based Award granted on or after the Effective Date. No Award may be granted if the number of Shares to which such Award relates, when added to the number of Shares previously issued under the Plan, exceeds the number of Shares reserved under the preceding sentence.

(b) If any Awards are forfeited, canceled, terminated, exchanged or surrendered or such Award is settled in cash or otherwise terminated without a distribution of Shares to the Participant, or if any Shares are delivered by attestation to, or withheld by, the Company in connection with the exercise of an Award or payment of taxes, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, termination, cancellation, exchange, surrender, attestation or withholding shall again be available for Awards under the Plan: provided that any Shares that again become available for Awards under this Section 4 shall be added back as 1 Share if such shares were subject to Options, SARs, or other appreciation-only Awards granted under the Plan, and as 2.0 Shares if such Shares were subject to a Restricted Share, Restricted Share Unit, Performance Share or other full-value stock-based Award granted under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be canceled to the extent of the number of Shares as to which the Award is exercised. Stock-settled Stock Appreciation Rights shall be settled on a gross (rather than on a “net”) basis.

(c) Subject to adjustment as provided in Section 4(g), the maximum number of Shares (1) with respect to which Options or SARs that may be granted during any one calendar year to any one Eligible Person (other than Directors) under this Plan shall be 500,000 Shares, and (2) with respect to Performance Shares, Performance Units, Restricted Shares or Restricted Share Units intended to qualify as performance-based compensation within the meaning of Code Section 162(m)(4)(C) shall be the equivalent of 500,000 Shares during any one calendar year to any one Eligible Person (other than Directors) under this Plan. Notwithstanding the foregoing, the maximum number of Shares that may be issued or transferred to Eligible Persons as Incentive Stock Options is 200,000 Shares.

(d) The maximum aggregate dollar amount that may be paid with respect to Performance Units or any Other Share-Based Awards paid in cash during any one calendar year to any one Eligible Person (other than Directors) under this Plan shall be $2,000,000.

(e) The maximum aggregate dollar amount that may be paid with respect to Annual Cash Incentive Awards during any one calendar year to any one Eligible Person (other than Directors) under this Plan shall be an amount not in excess of fifty percent (50%) of the Annual Incentive Pool.

(f) Award Limitations for Directors.

(i) Subject to adjustment as provided in Section 4(g), the maximum number of Shares (1) with respect to which Awards may be granted during any one calendar year to any one Director under this Plan shall be 50,000 Shares, (2) with respect to which Options or SARs may be granted during any one calendar year to any one Director under this Plan shall be 50,000 Shares, and (3) with respect to Performance Shares, Performance Units, Restricted Shares or Restricted Share Units shall be the equivalent of 50,000 Shares during any one calendar year to any one Director under this Plan, and

(ii) The maximum aggregate dollar amount that may be paid with respect to Performance Units or any Other Share-Based Awards paid in cash during any one calendar year to any one Director under this Plan shall be $150,000.

(g) Stock Adjustments.

(i) Adjustment of Awards Upon the Occurrence of Certain Events. In the event of any consolidation, stock or other non-cash dividend, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares, reorganization or recapitalization or change in capitalization, or any other similar corporate event, the Committee shall adjust the aggregate number of Shares subject to the Plan and the number of Shares that may be made subject to Awards to any individual Participant as set forth in Sections 4(a) and 4(b), as well as the aggregate number of shares that may be made subject to any type of Award.

(ii) Equity Restructurings. If the outstanding Shares are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through a non-reciprocal transaction between the Company and its stockholders that causes the per share fair value underlying an Award to change, such as stock dividend, stock split, spin-off, rights offering, recapitalization through a large, non-recurring cash dividend, or other similar transaction, a proportionate adjustment shall be made to the number or kind of shares or securities allocated to Awards that have been granted prior to any such change to equalize the fair value of the Awards before and after the equity restructuring. Any such adjustment in an outstanding Option (or SAR) shall be made without change in the aggregate purchase price applicable to the unexercised portion of such Option (or SAR) but with a corresponding adjustment in the exercise price per share or other unit of any security covered by such Option (or SAR).

(iii) Reciprocal Transactions. The Committee may, but shall not be obligated to, make an appropriate and proportionate adjustment to an Award or to the exercise price per share of any outstanding Award, and/or grant an additional Award to the holder of any outstanding Award, to compensate for the diminution in the intrinsic value of the shares resulting from any reciprocal transaction such as a business combination, merger or acquisition. The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

(iv) Certain Unusual or Nonrecurring Events. In recognition of unusual or nonrecurring events affecting the Company or its financial statements, or in recognition of changes in applicable laws, regulations, or accounting principles, and, whenever the Committee determines that adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee may, using reasonable care, make adjustments in the terms and conditions of, and the criteria included in, Awards.

(v) Adjustment Restrictions. If any such adjustment or substitution provided for in this Section 4(g) requires the approval of stockholders in order to enable the Company to grant ISOs, then no such adjustment or substitution of ISOs shall be made without prior stockholder approval. If the effect of any adjustment or substitution would be to cause an Option to fail to continue to qualify as an ISO or to cause a modification, extension or renewal of such Option within the meaning of Code Sections 409A or 424, the Committee may elect that such adjustment or substitution not be made but rather shall use reasonable efforts to effect such other adjustment of each then outstanding Option as the Committee in its sole discretion shall deem equitable and that will not result in any disqualification, modification, extension or renewal (within the meaning of Code Sections 409A or 424) of such ISO. No adjustment or substitution provided for in this Section 4(g) shall increase the amount of compensation payable under an Award to the extent such change would cause the Award to lose its qualification as “performance-based compensation” for purposes of Code Section 162(m)(4)(C) and the regulations thereunder.

(vi) Fractional Shares and Notice. Fractional shares resulting from any adjustment in Awards pursuant to this Section 4(g) may be settled in cash or otherwise as the Committee determines. The Company will give notice of any adjustment to each Participant who holds an Award that has been adjusted and the adjustment (whether or not such notice is given) will be effective and binding for all Plan purposes.

(h) Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or treasury Shares including Shares acquired by purchase in the open market or in private transactions.

5.	Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 5. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(d)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of Termination of Service by the Eligible Person.

(b) Options. The Committee is authorized to grant Options, which may be NQSOs or ISOs, to Eligible Persons on the following terms and conditions:

(i) Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee and set forth in the Award Agreement. The Committee may, without limitation, set an exercise price that is based upon achievement of performance criteria if deemed appropriate by the Committee; provided, however, that in no event may the exercise price per Share of an Option be less that the Fair Market Value of a Share on the date an Option is granted.

(ii) Option Term. The term of each Option shall be determined by the Committee and set forth in the Award Agreement. Each Option will terminate not later than the expiration date specified in the Award Agreement pertaining to such Option, provided that the expiration date with respect to an Option shall not be later than the 10th anniversary of its Award Date. Upon a Participant’s Termination of Service for any reason other than for Cause, such Participant shall have an additional 90 days to exercise any Options that have vested as of the date of such Termination of Service. Upon a Participant’s Termination of Service for Cause, all Options held by a Participant, whether vested or unvested, shall automatically be terminated and forfeited by the Participant on the date of such Termination of Service. If on the date an outstanding, vested Option would expire, the exercise of the Option would violate applicable securities laws, the expiration date applicable to the Option will be extended to a date that is thirty (30) calendar days after the date the exercise of the Option would no longer violate applicable securities laws.

(iii) Time and Method of Exercise. The Committee shall determine at the date of grant or thereafter the time or times at which an Option may be exercised in whole or in part (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), the methods by which such exercise price may be paid or deemed to be paid (including, without limitation, broker-assisted exercise arrangements), the form of such payment (including, without limitation, cash, Shares or other property), and the methods by which Shares will be delivered or deemed to be delivered to Eligible Persons; provided, however, that, unless the Committee determines otherwise, in no event may any portion of the exercise price be paid with Shares acquired either under an Award granted pursuant to this Plan, upon exercise of a stock option granted under another Company plan or as a stock bonus or other stock award granted under another Company plan unless, in any such case, the Shares were acquired and vested more than six months in advance of the date of exercise.

(iv) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422, including the requirements that (1) ISOs may only be granted to Employees of the Company or a Subsidiary, (2) the amount of the aggregate Fair Market Value of Shares (determined at the time of grant of the Option) with respect to which ISOs are exercisable for the first time by an ISO holder during any calendar year (under all such plans of his or her employer corporation and its parent and subsidiary corporations) shall not exceed $100,000 or such other amount as is specified in the Code, and (3) the ISO shall be granted within ten years from the earlier of the date of adoption or stockholder approval of the Plan.

(c) SARs. The Committee is authorized to grant SARs (Share Appreciation Rights) to Eligible Persons on the following terms and conditions:

(i) Right to Payment. A SAR shall confer on the Eligible Person to whom it is granted a right to receive with respect to each Share subject thereto the excess of (1) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine in the case of any such right, the average Fair Market Value of one Share at any time during a specified period of no more than three business days before or after the date of exercise) over (2) the exercise price per Share of the SAR as determined by the Committee as of the date of grant of the SAR (which shall not be less than the Fair Market Value of a Share on the date a SAR is granted).

(ii) Other Terms. The Committee shall determine, at the time of grant or thereafter, the time or times at which a SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Shares will be delivered or deemed to be delivered to Eligible Persons, whether or not a SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR, subject to the provisions of Code Section 409A. Unless the Committee determines otherwise, a SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter and (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO. If on the date an outstanding, vested SAR would expire, the exercise of the SAR would violate applicable securities laws, the expiration date applicable to the SAR will be extended to a date that is thirty (30) calendar days after the date the exercise of the SAR would no longer violate applicable securities laws.

(d) Restricted Shares. The Committee is authorized to grant Restricted Shares to Eligible Persons on the following terms and conditions:

(i) Issuance and Restrictions. Restricted Shares shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments, or otherwise, as the Committee may determine. Except to the extent otherwise provided under the Award Agreement relating to the Restricted Shares, an Eligible Person granted Restricted Shares shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Shares and the right to receive dividends thereon.

(ii) Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon Termination of Service during the applicable restriction period, Restricted Shares and any accrued but unpaid dividends or Dividend Equivalents that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Shares will be waived in whole or in part in the event of Termination of Service resulting from specified events, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Shares.

(iii) Certificates for Shares. Restricted Shares granted under the Plan may be evidenced in such manner as the Committee shall determine.

(iv) Dividends. Dividends paid on Restricted Shares shall be either paid at the dividend payment date, or deferred for payment to such date as determined by the Committee, in cash or in unrestricted Shares having a Fair Market Value equal to the amount of such dividends, subject to the provisions of Code Section 409A. Shares distributed in connection with a Share split or dividend in Shares, and other property distributed as a dividend, shall be subject to vesting restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property has been distributed.

(e) Restricted Share Units. The Committee is authorized to grant Restricted Share Units to Eligible Persons, subject to the following terms and conditions:

(i) Award and Restrictions. Delivery of Shares will occur upon expiration of the deferral period specified for Restricted Share Units by the Committee (or, if permitted by the Committee, as elected by the Eligible Person), subject to the provisions of Code Section 409A. In addition, Restricted Share Units shall be subject to such restrictions as the Committee may impose, if any (including, without limitation, the achievement of performance criteria if deemed appropriate by the Committee), at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine, subject to the provisions of Code Section 409A.

(ii) Forfeiture. Except as otherwise determined by the Committee at date of grant or thereafter, upon Termination of Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Share Units), or upon failure to satisfy any other conditions precedent to the delivery of Shares or cash to which such Restricted Share Units relate, all Restricted Share Units that are at that time subject to deferral or restriction shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Share Units will be waived in whole or in part in the event of Termination of Service resulting from specified events, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Share Units.

(iii) Dividend Equivalents. Unless otherwise determined by the Committee at date of grant, Dividend Equivalents on the specified number of Shares covered by a Restricted Share Unit shall be either (1) paid with respect to such Restricted Share Unit at the dividend payment date in cash or in Shares having a Fair Market Value equal to the amount of such dividends, or (2) deferred with respect to such Restricted Share Unit and the amount or value thereof automatically deemed reinvested in additional Restricted Share Units or other Awards, as the Committee shall determine or permit the Participant to elect, subject to the provisions of Code Section 409A; provided, however, that any Shares distributed as Dividend Equivalents with respect to any Restricted Share Units as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Stock Units.

(f) Performance Shares and Performance Units. The Committee is authorized to grant Performance Shares or Performance Units or both to Eligible Persons on the following terms and conditions:

(i) Performance Period. The Committee shall determine a Performance Period and shall determine the performance objectives for grants of Performance Shares and Performance Units. Performance objectives may vary with respect to each Eligible Person and shall be based upon the performance criteria as the Committee may deem appropriate. The performance objectives may be determined by reference to the performance of the Company, or of a Subsidiary or Affiliate, or of a division or unit of any of the foregoing. Performance Periods may overlap and Eligible Persons may participate simultaneously with respect to Performance Shares and Performance Units for which different Performance Periods are prescribed.

(ii) Award Value. At the beginning of a Performance Period, the Committee shall determine for each Eligible Person or group of Eligible Persons with respect to that Performance Period the range of number of Shares, if any, in the case of Performance Shares, and the range of dollar values, if any, in the case of Performance Units, which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee, which shall be paid to an Eligible Person as an Award if the relevant measure of Company performance for the Performance Period is met.

(iii) Significant Events. If during the course of a Performance Period there shall occur significant events as determined by the Committee which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective; provided, however, that, if an Award provides that it is intended to qualify as “performance-based compensation” within the meaning of Code Section 162(m)(4)(C), the Committee shall not have any discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Code Section 162(m)(4)(C) and the regulations thereunder.

(iv) Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon Termination of Service during the applicable Performance Period, Performance Shares and Performance Units for which the Performance Period was prescribed shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in an individual case, that restrictions or forfeiture conditions relating to Performance Shares and Performance Units will be waived in whole or in part in the event of Termination of Service resulting from specified events, and the Committee may in other cases waive in whole or in part the forfeiture of Performance Shares and Performance Units; provided, further, that an Award intended to qualify as “performance-based compensation” within the meaning of Code Section 162(m)(4)(C) may not, with respect to a Participant who is a “covered employee” within the meaning of Code Section 162(m)(3), vest solely as a result of such Participant’s termination without Cause or for Good Reason, or such Participant’s voluntary Retirement.

(v) Payment. Each Performance Share or Performance Unit may be paid in whole Shares, or cash, or a combination of Shares and cash either as a lump sum payment or in installments, all as the Committee shall determine at the time of grant of the Performance Share or Performance Unit, commencing as soon as practicable after the end of the relevant Performance Period.

(vi) Section 409A. If required, Performance Units granted under this Section 5(f) will be subject to and conform to the requirements of Code Section 409A.

(g)	Annual Cash Incentive Awards.

(i) Award and Restrictions. The Committee is authorized to grant Annual Cash Incentive Awards to Employees, which entitle the recipient to receive a cash incentive amount for any calendar year or fiscal year performance period, which amount shall be determined by the Committee in its sole discretion. The aggregate value of Annual Cash Incentive Awards awarded during a calendar year or fiscal year performance period shall not exceed an amount equal to 10% of the Company’s EBITDA, excluding non-recurring items (such amount, the “Annual Incentive Pool”).

(ii) Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon Termination of Service during the applicable performance period, Annual Cash Incentive Awards that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Annual Cash Incentive Awards will be waived in whole or in part in the event of Termination of Service resulting from specified events, and the Committee may in other cases waive in whole or in part the forfeiture of Annual Cash Incentive Awards.

(h) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Eligible Persons. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, or other investment vehicles as the Committee may specify; provided, however, that Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions of the underlying Awards to which they relate.

(i) Other Share-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, unrestricted shares awarded purely as a “bonus” and not subject to any restrictions or conditions, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the performance of specified Subsidiaries or Affiliates. The Committee shall determine the terms and conditions of such Awards at date of grant or thereafter. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 5(i) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, notes or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, shall also be authorized pursuant to this Section 5(i).

6.	Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted to Eligible Persons either alone or in addition to, in tandem with, or in exchange or substitution for, any other Award granted under the Plan or any award granted under any other plan or agreement of the Company, any Subsidiary or Affiliate, or any business entity to be acquired by the Company or a Subsidiary or Affiliate, or any other right of an Eligible Person to receive payment from the Company or any Subsidiary or Affiliate. Awards may be granted in addition to or in tandem with such other Awards or awards, and may be granted either as of the same time as or a different time from the grant of such other Awards or awards. The per Share exercise price of any Option, grant price of any SAR, or purchase price of any other Award conferring a right to purchase Shares which is granted in connection with the substitution of awards granted under any other plan or agreement of the Company or any Subsidiary or Affiliate or any business entity to be acquired by the Company or any Subsidiary or Affiliate, shall be determined by the Committee, in its discretion, provided, however, that in no event may the price per Share of an Award be less than the Fair Market Value of a Share on the date an Award is granted.

(b) Term of Awards. The term of each Award granted to an Eligible Person shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any ISO or a SAR granted in tandem therewith exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Code Section 422).

(c) Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant, including, without limitation, cash, Shares, notes or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis, subject to the provisions of Code Section 409A. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments, and the Committee may require deferral of payment under an Award if, in the sole judgment of the Committee, it may be necessary in order to avoid non-deductibility of the payment under Code Section 162(m).

(d) Non-Transferability. Unless otherwise set forth by the Committee in an Award Agreement, Awards shall not be transferable by an Eligible Person except by will or the laws of descent and distribution (except pursuant to a Beneficiary designation) and shall be exercisable during the lifetime of an Eligible Person only by such Eligible Person or his or her guardian or legal representative; provided, however, that in no event may an Award be transferred for value (as defined in the General Instructions to Form S-8 of the U.S. Securities and Exchange Commission). An Eligible Person’s rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to claims of the Eligible Person’s creditors.

(e) Other Conditions. The Committee may, by way of the Award Agreements or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any Award, provided they are not inconsistent with the Plan.

(f) Vesting upon Death. Notwithstanding any other provision of the Plan or an Award Agreement to the contrary, if a Participant incurs a Termination of Service due to his or her death, any Award granted to a Participant under the Plan on or after the Effective Date shall fully vest on the date of the Termination of Service due to the Participant’s death.

7.	Performance Awards.

(a) Performance Awards Granted to Covered Employees. If the Committee determines that an Award (other than an Option or SAR) to be granted to an Eligible Person should qualify as a Performance Award, the grant, vesting, exercise and/or settlement of such Performance Award shall be contingent upon achievement of preestablished Performance Goals and other terms set forth in this Section 7(a).

(i) Performance Goals Generally. The Performance Goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(a). The Performance Goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Treasury Regulation 1.162-27), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of Performance Goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, vested, exercised and/or settled upon achievement of any one Performance Goal or that two or more of the Performance Goals must be achieved as a condition to grant, vesting, exercise and/or settlement of such Performance Awards. Performance Goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Performance Period; Timing for Establishing Performance Goals; Per-Person Limit. Achievement of Performance Goals in respect of such Performance Awards shall be measured over a Performance Period, as specified by the Committee. A Performance Goal shall be established not later than the earlier of (1) 90 days after the beginning of any Performance Period applicable to such Performance Award or (2) the date upon which 25% of such Performance Period has elapsed. In all cases, the maximum Performance Award of any Participant shall be subject to the limitation set forth in Section 4.

(iii) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Shares, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to the Participant in respect of a Performance Award subject to this Section 7(a). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of Termination of Service of the Participant or other event (including a Change of Control) prior to the end of a Performance Period or settlement of such Performance Awards.

(b) Written Determinations. Determinations by the Committee as to the establishment of Performance Goals, the amount potentially payable in respect of Performance Awards, the level of actual achievement of the specified Performance Goals relating to Performance Awards and the amount of any final Performance Award shall be recorded in writing in the case of Performance Awards intended to qualify under Code Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Code Section 162(m), prior to settlement of each such Award, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

8.	Change of Control Provisions.

(a) Acceleration of Exercisability and Lapse of Restrictions Upon a Qualifying Termination. Unless otherwise provided by the Committee at the time of the Award grant, in the event of a Change of Control, all outstanding Awards pursuant to which the Participant may have rights the exercise of which is restricted or limited, shall become fully vested and exercisable upon the date of the Participant’s Qualifying Termination, and all restrictions or limitations (including risks of forfeiture and deferrals, subject to the provisions of Code Section 409A) on outstanding Awards subject to restrictions or limitations under the Plan shall lapse, and all performance criteria and other conditions to payment of Awards under which payments of cash, Shares or other property are subject to conditions shall be deemed to be achieved or fulfilled at the target level of performance and shall be waived by the Company at the time of such Qualifying Termination.

(b) Full Vesting Where Awards Not Assumed or Replaced. Notwithstanding the provisions of Section 8(a) above, all outstanding Awards will be fully immediately vested unless the Company is the surviving entity and any adjustments necessary to preserve the value of the Participant’s outstanding Awards have been made, or the Company’s successor at the time of the Change of Control irrevocably assumes the Company’s obligations under the Plan or replaces each Participant’s outstanding Award with an award of equal or greater value and having terms and conditions no less favorable to the Participant than those applicable to the Participant’s Award immediately prior to the Change of Control.

(c) Discretionary Actions. In the event of a Change of Control that is a merger or consolidation in which the Company is not the surviving corporation or that results in the acquisition of substantially all the Company’s outstanding Shares by a single Person or entity or by a group of Persons or entities acting in concert, or in the event of a sale or transfer of all or substantially all of the Company’s assets (a “Covered Transaction”), the Committee shall have the discretion to provide for the termination of all outstanding Options and SARs as of the effective date of the Covered Transaction; provided, that, no Option or SAR will be so terminated (without the consent of the Participant) prior to the expiration of twenty (20) days following the later of (i) the date on which the Award became fully exercisable and (ii) the date on which the Participant received written notice of the Covered Transaction. In the event of a Change of Control that involves a purchase of Shares for cash, the Board can implement or negotiate a procedure whereunder all Participants’ unexercised Options or SARs may be cashed out as part of the purchase transaction, without requiring exercise, for the difference between the purchase price and the exercise price.

9.	General Provisions.

(a) Compliance with Legal and Trading Requirements. The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any stock exchange, regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such stock exchange or market system listing or registration or qualification of such Shares or other required action under any state, federal or foreign law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under federal, state or foreign law. The Shares issued under the Plan may be subject to such other restrictions on transfer as determined by the Committee.

(b) No Right to Continued Employment or Service. Neither the Plan nor any action taken thereunder shall be construed as giving any Employee, Consultant or Director the right to be retained in the employ or service of the Company or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate any Employee’s, Consultant’s or Director’s employment or service at any time.

(c) Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to an Eligible Person, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Eligible Persons to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of an Eligible Person’s tax obligations; provided, however, that the amount of tax withholding to be satisfied by withholding Shares shall be limited to the minimum amount of taxes, including employment taxes, required to be withheld under applicable Federal, state and local law.

(d) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders of the Company or Participants, except that (1) any such amendment or alteration shall be subject to stockholder approval to the extent such stockholder approval is required under the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted and (2) any such amendment or alteration as it applies to ISOs shall be subject to the approval of the Company’s stockholders to the extent such stockholder approval is required under Code Section 422; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her. The Committee may not amend any Award to extend the exercise period beyond a date that is later than the earlier of the latest date upon which the Award could have expired by its original terms under any circumstances or the tenth anniversary of the original date of grant of the Award, or otherwise cause the Award to become subject to Code Section 409A. However, if the exercise period of an Award is extended at a time when the exercise price of the Award equals or exceeds the Fair Market Value of the Shares that could be purchased (in the case of an Option) or the Fair Market Value of the Shares used to determine the payment to the Participant (in the case of a SAR), it is not an extension of the original Award. The Board or the Committee, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or complies with Code Section 409A; provided, however, that the Board, the Committee and the Company make no representations that Awards granted under the Plan shall be exempt from or comply with Code Section 409A and make no undertaking to preclude Code Section 409A from applying to Awards granted under the Plan.

(e) No Rights to Awards; No Stockholder Rights. No Eligible Person or Employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons and Employees. No Award shall confer on any Eligible Person any of the rights of a stockholder of the Company unless and until Shares are duly issued or transferred to the Eligible Person in accordance with the terms of the Award.

(f) Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(g) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(h) Not Compensation for Benefit Plans. No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its Employees, Consultants or Directors unless the Company shall determine otherwise.

(i) Compensation Recoupment Policy. Notwithstanding any provision in the Plan or in any Award Agreement to the contrary, Awards granted or paid under the Plan will be subject to the compensation recoupment policy established by the Company, as amended from time to time.

(j) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

(k) Successors. All obligations of the Company under the Plan or any Award Agreement will be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the business or assets of the Company or both, or a merger, consolidation or otherwise.

(l) Federal and State Laws, Rules and Regulations. The Plan and the grant of Awards will be subject to all applicable Federal, state and local laws, rules and regulations and to such approval by any government or regulatory agency as may be required.

(m) Governing Law. To the extent not preempted by Federal law, the Plan, any Award Agreement, and documents evidencing Awards or rights relating to Awards will be construed, administered and governed in all respects under and by the laws of the State of Delaware, without giving effect to its conflict of laws principles. If any provision of this Plan will be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof will continue to be fully effective. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), the Plan will be exclusively in the courts in the State of Illinois, County of Cook, including the Federal Courts located therein (should Federal jurisdiction exist).

(n) Notice. Any notice or other communication required or permitted under the Plan must be in writing and must be delivered personally, sent by certified, registered or express mail, or sent by overnight courier, at the sender’s expense. Notice will be deemed given (1) when delivered personally or, (2) if mailed, three days after the date of deposit in the United States mail or, (3) if sent by overnight courier, on the regular business day following the date sent. Notice to the Company should be sent to FreightCar America, Inc. Two North Riverside Plaza, Suite 1300, Chicago, Illinois 60606, Attention: General Counsel. Notice to the Participant should be sent to the address set forth on the Company’s records. Either party may change the address to which the other party must give notice under this Section by giving the other party written notice of such change, in accordance with the procedures described above.

(o) Effective Date; Plan Termination. The Plan shall become effective as of the Effective Date. The Plan shall terminate as to future awards on the date which is ten (10) years after the Effective Date.

(p) Interpretive Provisions. Unless the context clearly requires otherwise:

(i) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, and the word “will” shall be construed to have the same meaning and effect as the word “shall”.

(ii) Any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein).

(iii) Any reference herein to any person or entity shall be construed to include the permitted successors and assigns of such person or entity.

(iv) The words “herein”, “hereof” and “hereunder”, and words of similar import when used in this Plan or Award Agreement shall be construed to refer to the Plan or Award Agreement, as applicable, in its entirety and not to any particular provision thereof.

(v) All references to Sections shall be construed to refer to Sections of this Plan.

(vi) Any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

(vii) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “ to” and “until” each mean “to but excluding;” and the word “through” means “to and including”.

(viii) Section titles and headings herein are included for convenience of reference only and shall not affect the interpretation of the Plan or any Award Agreement. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

(q) Employees Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Affiliates or Subsidiaries operate or have employees or directors, the Board, in its sole discretion, shall have the power and authority to:

(i) Determine which Affiliates and Subsidiaries shall be covered by the Plan;

(ii) Determine which employees or directors outside the United States are eligible to participate in the Plan;

(iii) Modify the terms and conditions of any Award granted to employees or directors outside the United States to comply with applicable foreign laws;

(iv) Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 9(q) by the Board shall be attached to this Plan document as appendices; and

(v) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Board may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law, or governing statute or any other applicable law.

(r) Severability. If any provision of the Plan or any Award Agreement is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award Agreement under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Board’s determination, materially altering the intent of the Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction, person or Award Agreement, and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.

(s) Compliance with Code Section 409A. Notwithstanding any provision of this Plan to the contrary, all Awards made under this Plan are intended to be exempt from or, in the alternative, comply with Code Section 409A and the interpretive guidance thereunder, including the exceptions for stock rights and short-term deferrals. The Plan will be construed and interpreted in accordance with such intent. References in this Plan to “Termination of Service” and similar terms shall mean a “separation from service” within the meaning of that term under Code Section 409A. Any payment or distribution that is to be made to a Participant who is a “specified employee” of the Company within the meaning of that term under Code Section 409A and as determined by the Committee, on account of a “separation from service” under Code Section 409A, may not be made before the date which is six months after the date of such “separation from service,” unless the payment or distribution is exempt from the application of Code Section 409A by reason of the short-term deferral exemption or otherwise.

FREIGHTCAR AMERICA, INC.

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 12:00 a.m., Central Time, on May 17, 2013.

Vote by Internet • Go to www.investorvote.com/RAIL • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote “FOR” all the nominees listed in Proposal 1, and “FOR”
Proposals 2 — 4.

1. Election of Class II directors:	For	Withhold		For	Withhold		For	Withhold	+
Nominees: 01- William D. Gehl	☐	☐	02 - Andrew B. Schmitt	☐	☐	03 - Edward J. Whalen	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Advisory vote to approve named executive officer compensation.	☐	☐	☐	4. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2013.	☐	☐	☐
3. Approval of Amendment and Restatement of the FreightCar America, Inc. 2005 Long Term Incentive Plan.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance

Please check here if you plan to attend the Annual Meeting of Stockholders.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign this proxy exactly as your name appears on the proxy. If held in joint tenancy, all persons should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, limited liability company or other similar entity, please sign in such entity’s name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

¢	1 UPX	+

                                         01MB1B

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2013:

Our Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2012 are available at: www.railproxy.info

If you have not voted via the Internet or telephone, please return voted proxies to:

Proxy Services

c/o Computershare Investor Services

PO Box 43101

Providence, RI 02940-5067

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — FreightCar America, Inc.

ANNUAL MEETING OF STOCKHOLDERS

MAY 17, 2013

Union League Club of Chicago

65 West Jackson Boulevard

Chicago, Illinois 60604

10:00 a.m. (local time)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FREIGHTCAR AMERICA, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2013 AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

The undersigned hereby appoints Joseph E. McNeely and Kathleen M. Boege, and each of them, as proxies with full power of substitution to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of FreightCar America, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. (local time) on May 17, 2013 at the Union League Club of Chicago, 65 West Jackson Boulevard, Chicago, Illinois 60604, and at any postponement(s) or adjournment(s) thereof and, in such proxies’ discretion, to vote upon such other business as may properly come before the meeting, and at any postponement(s) or adjournment(s) thereof, as set forth in the related Notice of Annual Meeting and Proxy Statement, the receipt of which is hereby acknowledged. The undersigned hereby revokes all prior proxies given by the undersigned to vote at said meeting and any adjournment(s) or postponement(s) thereof. This proxy card is valid only when signed and dated.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL THE CLASS II DIRECTOR NOMINEES, “FOR” APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION, “FOR” APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE FREIGHTCAR AMERICA, INC. 2005 LONG TERM INCENTIVE PLAN, AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

(Continued and to be dated and signed on the reverse side.)